Exhibit 10.16

                  Amended and Restated Secured Credit Agreement
                                      among
                            Maverick Tube Corporation
                                       and
                          Harris Trust And Savings Bank
                                    as Agent
                                       and
                   the Banks from time to time parties hereto
                          Dated as of December 28, 2000



                                Table of Contents
                            Maverick Tube Corporation
                  Amended and Restated Secured Credit Agreement

Section 1.          The Credits.....................................1
   Section 1.1.            The Revolving Credit                     1

   Section 1.2.            The Revolving Notes                      3

   Section 1.3.            Interest Rates                           4

   Section 1.4.            Letter of Credit                         6

   Section 1.5.            Reimbursement Obligations                7

   Section 1.6.            Manner of Borrowing and Rate Selection   8

   Section 1.7.            Participation in the L/Cs                9

   Section 1.8.            The Collateral and Guarantees            9


Section 2.          Fees, Prepayments and Terminations.............11
   Section 2.1.            Commitment Fees                         11

   Section 2.2.            Other Fees                              11

   Section 2.3.            Optional Prepayments                    11

   Section 2.4.            Mandatory Prepayments-Borrowing Base    12

   Section 2.5.            Terminations                            12

   Section 2.6.            Capital Adequacy                        12


Section 3.          Place and Application of Payments..............12

Section 4.          Definitions....................................13
   Section 4.1.            Certain Terms Defined.                  13

   Section 4.2.            Interpretation                          24

   Section 4.3.            Change in Accounting Principles         24


Section 5.          Representations and Warranties.................24
   Section 5.1.            Organization and Qualification          24

   Section 5.2.            Financial Reports                       24

   Section 5.3.            Litigation; Tax Returns; Approvals      25

   Section 5.4.            Regulation U                            25

   Section 5.5.            No Default                              25

   Section 5.6.            ERISA                                   25

   Section 5.7.            Environmental Law                       25

   Section 5.8.            Security Interests                      26

   Section 5.9.            Subsidiaries                            26

   Section 5.10.           Accurate Information                    26

   Section 5.11.           Enforceability                          27

   Section 5.12            Trademarks, Franchises, and Licenses    27

   Section 5.13.           Governmental Authority and Licensing    27

   Section 5.14.           Good Title                              27

   Section 5.15.           Affiliate Transactions                  27

   Section 5.16.           Investment Company;
                              Public Utility Holding Company       27

   Section 5.17.           Other Agreements                        28

   Section 5.18.           Solvency                                28


Section 6.          Conditions Precedent...........................28
   Section 6.1.            General                                 28

   Section 6.2.            Initial Extension of Credit             28

   Section 6.3.            Each Extension of Credit                30

   Section 6.4.            Legal Matters                           30


Section 7.          Covenants......................................30
   Section 7.1.            Maintenance of Property and Business    30

   Section 7.2.            Taxes                                   30

   Section 7.3.            Maintenance of Insurance                31

   Section 7.4.            Financial Reports                       31

   Section 7.5.            Inspection                              32

   Section 7.6.            Consolidation and Merger                32

   Section 7.7.            Transactions with Affiliates            33

   Section 7.8.            Maximum Total Funded Debt Ratios        33

   Section 7.9.            Minimum Adjusted EBITDA                 33

   Section 7.10.           Minimum Consolidated Tangible Net Worth 33

   Section 7.11.           Maximum Leverage Ratio                  33

   Section 7.12.           Minimum Interest Coverage Ratio         33

   Section 7.13.           Restricted Payments                     33

   Section 7.14.           Liens                                   34

   Section 7.15.           Borrowings and Guaranties               35

   Section 7.16.           Investments, Loans, Advances and
                              Acquisitions                         35

   Section 7.17.           Sale of Property                        37

   Section 7.18.           Notice of Suit or Adverse Change
                              in Business or Default               37

   Section 7.19.           ERISA                                   38

   Section 7.20.           Supplemental Performance                38

   Section 7.21.           Use of Proceeds                         38

   Section 7.22.           Compliance with Laws, etc               38

   Section 7.23.           Environmental Covenant                  38

   Section 7.24.           Subsidiaries.                           39

   Section 7.25.           No Changes in Fiscal Year               39

   Section 7.26.           Operating Leases                        39

   Section 7.27.           Change in the Nature of Business        39

   Section 7.28.           Prudential Line of Credit               40


Section 8.          Events of Default and Remedies.................40
   Section 8.1.            Definitions                             40

   Section 8.2.            Remedies for Non-Bankruptcy Defaults    41

   Section 8.3.            Remedies for Bankruptcy Defaults        41

   Section 8.4.            L/Cs                                    42

   Section 8.5.            Expenses                                42


Section 9.          Change in Circumstances Regarding
                       Eurodollar Loans............................42
   Section 9.1.            Change of Law                           42

   Section 9.2.            Unavailability of Deposits or Inability
                              to Ascertain the Adjusted Eurodollar
                              Rate                                 42

   Section 9.3.            Taxes and Increased Costs               42

   Section 9.4.            Funding Indemnity                       43

   Section 9.5.            Lending Branch                          44

   Section 9.6.            Discretion of Bank as to Manner
                              of Funding                           44


Section 10.         The Agent......................................44
   Section 10.1.           Appointment and Powers                  44

   Section 10.2.           Powers                                  44

   Section 10.3.           General Immunity                        44

   Section 10.4.           No Responsibility for Loans,
                              Recitals, etc                        44

   Section 10.5.           Right to Indemnity                      44

   Section 10.6.           Action Upon Instructions of Banks       45

   Section 10.7.           Employment of Agents and Counsel        45

   Section 10.8.           Reliance on Documents; Counsel          45
   Section 10.9.           May Treat Payee as Owner                45

   Section 10.10.          Agent's Reimbursement                   45

   Section 10.11.          Rights as a Lender                      45

   Section 10.12.          Bank Credit Decision                    45

   Section 10.13.          Resignation of Agent                    45

   Section 10.14.          Duration of Agency                      46

   Section 10.15.          Letter of Credit Issuer                 46

   Section 10.16.          Hedging Arrangements                    46


Section 11.         Miscellaneous..................................46
   Section 11.1.           Amendments and Waivers                  46

   Section 11.2.           Waiver of Rights                        47

   Section 11.3.           Several Obligations                     47

   Section 11.4.           Non-Business Day                        47

   Section 11.5.           Survival of Indemnities                 47

   Section 11.6.           Documentary Taxes                       47

   Section 11.7.           Representations                         47

   Section 11.8.           Notices                                 48

   Section 11.9.           Costs and Expenses                      48

   Section 11.10.          Counterparts                            49

   Section 11.11.          Successors and Assigns; Governing
                              Law; Entire Agreement                49

   Section 11.12.          Banks' Obligations Several              49

   Section 11.13.          Severability                            49

   Section 11.14.          Table of Contents and Headings          49

   Section 11.15.          Sharing of Payments                     49

   Section 11.16.          Conflict Among Documents                49

   Section 11.17.          Confidentiality                         50

   Section 11.18.          Participants                            50

   Section 11.19.          Assignment Agreements and Register      50

   Section 11.20.          Excess Interest                         51

   Section 11.21.          Construction                            52

   Section 11.22.          Withholding Taxes                       52

      (a)                  U.S. Withholding Tax Exemptions         52

      (b)                  Inability of Bank to Submit Forms       52

      (c)                  Payment of Additional Amounts           52

   Section 11.23.          Submission to Jurisdiction; Waiver
                              of Jury Trial                        53



                            Maverick Tube Corporation
                  Amended and Restated Secured Credit Agreement



Harris Trust and Savings Bank
Chicago, Illinois


The lenders from time to time parties hereto


Ladies and Gentlemen:

The undersigned, Maverick Tube Corporation, a Delaware corporation (the "Borrower"), refers to the Secured Credit Agreement dated as of September 18, 1998, as amended and currently in effect among the Borrower and certain lenders party thereto (such Secured Credit Agreement as so amended is referred to as the "Previous Credit Agreement") pursuant to which such lenders agreed to make a revolving credit available to the Borrower, all as more fully set forth therein. Each of you is hereinafter referred to individually as "Bank" and collectively as the "Banks." Harris Trust and Savings Bank in its individual capacity is sometimes referred to herein as "Harris", and in its capacity as Agent for the Banks is hereinafter in such capacity called the "Agent." The Borrower requests you to (i) amend the Previous Credit Agreement to add a swingline credit facility (the "Swingline") thereunder and (ii) make certain further amendments to the Previous Credit Agreement and, for the sake of convenience and clarity, to restate the Previous Credit Agreement in its entirety as so amended. Accordingly, upon your acceptance hereof in the space provided for that purpose below and upon satisfaction of the conditions precedent to effectiveness hereinafter set forth, Sections 1 through 11 of the Previous Credit Agreement and all of the Exhibits thereto shall be amended and as so amended shall be restated in their entirety to read as follows:


Section 1.           The Credits.

         Section 1.1.    The Revolving  Credit.

a) Subject to all of the terms and conditions hereof, the Banks agree, severally and not jointly, to extend a revolving credit (the "Revolving Credit") to the Borrower which may be utilized in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"), and L/Cs (as hereinafter defined). The aggregate principal amount of all Revolving Credit Loans under the Revolving Credit plus the amount available for drawing under the L/Cs, the aggregate principal amount of all Swingline Loans (as hereinafter defined) under the Swingline and the aggregate principal amount of all unpaid Reimbursement Obligations (as hereinafter defined)(collectively, the "Revolving Credit Obligations") at any time outstanding shall not exceed the lesser of
(i) the Banks' Revolving Credit Commitments (as hereinafter defined) in effect from time to time during the term of this Agreement and (ii) the Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate. The Revolving Credit shall be available to the Borrower, and may be availed of by the Borrower from time to time, be repaid (subject to the restrictions on prepayment set forth herein) and used again, during the period from the date hereof to and including January 1, 2004 (the "Termination Date").


(b) The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding and the Commitment Percentage of each Bank, in each case in effect on the date hereof, are, subject to any reductions, modifications and increases thereof pursuant hereto, as follows (collectively, the "Revolving Credit Commitments" and individually, a "Revolving Credit Commitment"):

         Harris Trust and Savings Bank      $30,000,000.00               37.50%

         Firstar Bank, N.A.                 $25,000,000.00               31.25%

         Bank of America, N.A.              $25,000,000.00               31.25%

         Total                              $80,000,000.00                 100%

(c) Loans under the Revolving Credit may be Eurodollar Loans or Domestic Rate Loans. All Loans under the Revolving Credit shall be made from each Bank in proportion to its respective Revolving Credit Commitment as above set forth. Each Domestic Rate Loan shall be in an amount not less than $250,000 or such greater amount which is an integral multiple of $100,000 and each Eurodollar Loan shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $50,000.

(d) The initial borrowing under this Agreement shall be in an amount sufficient to pay all amounts outstanding under the Previous Credit Agreement and certain other working capital obligations of the Borrower. The Agent shall apply the proceeds of the initial borrowing hereunder to pay all principal and interest outstanding under the Previous Credit Agreement.

(e) Swingline Loans under the Revolving Credit (i) Swingline Commitment. Subject to the terms and conditions hereof and in reliance on the obligations of the Banks to Harris under this Section 1.1, Harris agrees to advance one or more swingline loans (each a "Swingline Loan") to the Borrower from time to time before the Termination Date on a revolving basis up to $5,000,000 in aggregate principal amount at any time outstanding (the "Swingline Commitment"); provided that Harris shall have no obligation to advance any Swingline Loan if the aggregate amount of the Revolving Credit Obligations would thereby exceed the Revolving Credit Commitments then in effect. All Swingline Loans will be in an amount not less than $100,000 or an integral multiple of $50,000 in excess thereof. Swingline Loans may be repaid and their principal amount reborrowed before the Termination Date, subject to the terms and conditions hereof. Each Swingline Loan that bears interest based on the Domestic Rate shall mature no later than five (5) Business Days after such Loan is made and each Offered Rate Loan (as hereinafter defined) shall mature on the last day of the Interest Period applicable thereto. No more than five (5) Swingline Loans may be outstanding at any time.

All Swingline Loans made by Harris under the Swingline shall be evidenced by a Secured Swingline Note of the Borrower (the "Swingline Note") payable to the order of Harris in the amount of its Swingline Commitment, the Swingline Note to be in the form attached hereto as Exhibit B. Without regard to the face principal amount of the Swingline Note, the actual principal amount at any time outstanding and owing by the Borrower on account thereof during the period ending on the Termination Date shall be the sum of all advances then or theretofore made thereon less all principal payments actually received thereon during such period.

Harris may elect that each Swingline Loan requested by the Borrower shall bear interest on the unpaid principal amount thereof from the date such Swingline Loan is made until paid in full at either (a) the rate per annum (computed on the basis of a year of 365/366 days and actual days elapsed) determined by adding the Applicable Margin for Revolving Credit Loans to the Domestic Rate as in effect from time to time, or (b) to the extent not greater than the rate per annum based on the Domestic Rate as specified in the immediately preceding subsection (a) of this paragraph, the rate per annum (computed on the basis of a year of 360 days and actual days elapsed) quoted to the Borrower by Harris for the Interest Period applicable thereto (each such Swingline Loan specified in this subsection (b) is hereinafter referred to as an "Offered Rate Loan"); provided, however, that the Borrower understands and agrees that Harris has no obligation to quote rates or to make any such Offered Rate Loan and may refuse to make any such Offered Rate Loan after receiving a request therefor from the Borrower. The Borrower acknowledges and agrees that the interest rate quoted by Harris for any Offered Rate Loan may not be the best or lowest rate offered to other customers of Harris and may not be the same rate offered to other customers of Harris for loans of similar amounts and maturities, but is the rate at which Harris in its sole and exclusive discretion is willing to make such Offered Rate Loan to the Borrower for the specified amount and maturity. Interest based on the Domestic Rate shall be payable on the last day of each month in each year and interest on all Offered Rate Loans shall be payable on the last day of the Interest Period applicable thereto. Upon the occurrence of an Event of Default hereunder all Swingline Loans shall bear interest at a rate per annum (computed on the basis of a year of 365/366 days and actual days elapsed) determined by adding the Applicable Margin for Revolving Credit Loans to the Domestic Rate as in effect from time to time plus 2%. Interest on all Swingline Loans after default shall be due and payable upon demand.

The Borrower shall give Harris notice (which may be written or oral, but which must be given prior to 11:00 a.m. (Chicago time) of the date (which may, subject to the immediately preceding parenthetical, be the date on which such notice is given) upon which it requests that any Swingline Loan be made to it), which notice shall specify the date on which such Swingline Loan is to be made, the amount of such Swingline Loan and, if such Swingline Loan is elected by Harris to be an Offered Rate Loan, the duration of the Interest Period applicable to such Swingline Loan.

(ii) Refunding Loans. In its sole and absolute discretion, Harris may at any time, on behalf of the Borrower (which hereby irrevocably authorizes Harris to act on its behalf for such purpose), request each Bank by means of written or telegraphic notices given no later than 5:00 p.m. (Chicago time) on any Business Day to make a Domestic Rate Loan under the Revolving Credit in an amount equal to such Bank's Commitment Percentage of the amount of the Swingline Loans outstanding on the date such notice is given. Unless any of the conditions of
Section 6.3 are not fulfilled on such date, each Bank shall make the proceeds of its requested Domestic Rate Loan available to Harris, in immediately available funds, at the principal office of Harris in Chicago, Illinois, before 3:00 p.m. (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Domestic Rate Loans shall be immediately applied to repay the outstanding Swingline Loans. The Borrower authorizes Harris to charge the Borrower's accounts with Harris (up to the amount available in such accounts) to pay the amount of any such outstanding Swingline Loans to the extent amounts received from the Banks are not sufficient to repay in full such Swingline Loans.

(iii) Participations. If any Bank refuses or otherwise fails to make a Revolving Credit Loan when requested by Harris pursuant to Section 1.1(e)(ii) above (because the conditions in Section 6.3 are not satisfied or otherwise), such Bank will, by the time and in the manner such Revolving Credit Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Commitment Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Revolving Credit Loans. Each Bank that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Commitment Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Bank funded to Harris its participation in such Loan; provided, however, in the event any such payment (or portion thereof) received by Harris is required to be returned to the Borrower or to a trustee, receiver, liquidator, custodian or other Person, such Bank will return to Harris any portion thereof previously distributed to it by Harris. The obligation of the Banks to Harris shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder.

Section 1.2. The Revolving Notes. All Revolving Credit Loans made by each Bank under its Revolving Credit Commitment, shall be evidenced by a single Secured Revolving Credit Note of the Borrower substantially in the form of Exhibit A hereto (individually, a "Revolving Note" and together, the "Revolving Notes") payable to the order of each Bank in the principal amount of such Bank's Revolving Credit Commitment, but the aggregate principal amount of indebtedness evidenced by such Revolving Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all Revolving Credit Loans made by such Bank to the Borrower pursuant hereto on or prior to the date of determination less the aggregate amount of principal repayments on such Revolving Credit Loans received by or on behalf of such Bank on or prior to such date of determination. Each Revolving Note shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Termination Date and to bear interest as provided in
Section 1.3 hereof. Each Bank shall record on its books or records or on a schedule to its Revolving Note the amount of each Revolving Credit Loan made by it hereunder, whether each Revolving Credit Loan is a Domestic Rate Loan or Eurodollar Loan, and, with respect to Eurodollar Loans, the interest rate and Interest Period applicable thereto, and all payments of principal and interest and the principal balance from time to time outstanding, provided that prior to any transfer of such Revolving Note all such amounts shall be recorded on the schedule to such Revolving Note. The record thereof, whether shown on such books or records or on the schedule to the Revolving Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Bank to record, or any mistake in recording, any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Revolving Credit Loans made hereunder together with accrued interest thereon. Upon the request of any Bank, the Borrower will furnish a new Revolving Note to such Bank to replace its outstanding Revolving Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such Revolving Note shall set forth the aggregate unpaid principal amount of Revolving Credit Loans then outstanding from such Bank, and, with respect to each Eurodollar Loan, the interest rate and Interest Period applicable thereto. Such Bank will cancel and deliver to the Borrower the outstanding Revolving Credit Note upon receipt of the new Revolving Credit Note.

Section 1.3. Interest Rates. (a) Domestic Rate. Each Domestic Rate Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Domestic Rate from time to time in effect, payable quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 2000 and at maturity (whether by acceleration, upon prepayment or otherwise).

(b) Eurodollar Rate. Each Eurodollar Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until the last day of the Interest Period applicable thereto or, if earlier, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Eurodollar Rate, payable on the last day of each Interest Period applicable thereto and at maturity (whether by acceleration or otherwise), and, with respect to any Interest Period applicable to a Eurodollar Loan in excess of three months, on the date occurring every three months after the date such Interest Period began and at the end of such Interest Period; provided that if on the last day of the Interest Period applicable to any Eurodollar Loan the Borrower does not prepay such Loan, such Loan shall become a Domestic Rate Loan as of the last day of the Interest Period applicable thereto.

     "Adjusted  Eurodollar Rate" means a rate per annum  determined  pursuant to
     the following formula: Eurodollar Rate   Adjusted Eurodollar Rate
     = 100% - Reserve Percentage

     "Eurodollar Rate" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Bank for a period equal to such Interest Period and in an amount equal or comparable to the applicable Eurodollar Loan scheduled to be outstanding during such Interest Period.

     "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of the Eurodollar Rate made by the Agent shall be conclusive and binding absent manifest error.

     "Interest Period" means (a) with respect to any Eurodollar Loan, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Loan and ending one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrower in its notice as provided herein and (b) with respect to any Offered Rate Loan, the period used for the completion of interest commencing on the date the relevant Offered Rate Loan is made and concluding on the date one (1) to five (5) days thereafter as selected by the Borrower in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

     (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a Eurodollar Loan the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

     (ii) no Interest Period may extend beyond the final maturity date of the relevant Notes;

     (iii) the interest rate to be applicable to each Loan for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

     (iv) no Interest Period may be selected if after giving effect thereto the Borrower will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a Eurodollar Loan on a date other than the last day of the Interest Period applicable thereto.

     For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

     "Reserve Percentage" means the daily arithmetic average maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on member banks of the Federal Reserve System during the applicable Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities" (as such term is defined in Regulation D), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     (c) Default Rate. If any payment of principal or interest on any Revolving Credit Loan is not made when due (including any payment due upon acceleration), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

     (i) with respect to any Domestic Rate Loan, the sum of 2% plus the Applicable Margin plus the Domestic Rate from time to time in effect; and

     (ii) with respect to any Eurodollar Loan, the sum of 2% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period then applicable thereto, and, thereafter, at a rate per annum equal to the sum of 2% plus the Applicable Margin plus the Domestic Rate from time to time in effect.

     (d) Interest Rate and Commitment Fee Margin Adjustments. The margins from time to time applicable to the Revolving Credit Loans in accordance herewith are hereinafter referred to as the "Applicable Margins".

       --------------------------------------------------------------------------------------------------------------

                                                   Summary Pricing Matrix
       --------------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------------

                             Level I           Level II            Level III           Level IV         Level V
       --------------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------------

                             Adjusted       Adjusted Total       Adjusted Total     Adjusted Total   Adjusted Total
                           Total Funded   Funded Debt Ratio    Funded Debt Ratio     Funded Debt      Funded Debt
                            Debt Ratio    >1.00x and less than    >2.00x and less     Ratio >2.50x     Ratio >3.00x
                              <1.00x             2.0                 than 2.50x       and <3.0x
       --------------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------------
       Domestic Rate             0%               0%                   0%             0%                    0%
       Margin
       --------------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------------

       Eurodollar Margin       .75%              1.00%                1.25%         1.50%                 1.75%
       --------------------------------------------------------------------------------------------------------------
       --------------------------------------------------------------------------------------------------------------

       Commitment Fee          .20%              .25%                 .25%          .375%                 .375%
       --------------------------------------------------------------------------------------------------------------

     Not later than ten Business Days after receipt by the Agent of the financial statements called for by Section 7.4 hereof for the applicable quarter, the Agent shall determine the Adjusted Total Funded Debt Ratio for the applicable period and shall promptly notify the Borrower and each Bank of such determination and of any change in the Applicable Margins resulting therefrom. Any such change in the Applicable Margins shall be effective as of the date the Agent so notifies the Borrower with respect to all Loans outstanding on such date, and such new Applicable Margins shall continue in effect until the effective date of the next quarterly redetermination in accordance with this Section 1.3(d). Each determination of the Adjusted Total Funded Debt Ratio and Applicable Margins by the Agent in accordance with this Section be conclusive and binding on the Borrower absent manifest error or willful misconduct. The Applicable Margins shall first be adjusted upon receipt of the financial statements for the fiscal quarter ending March 31, 2001. Subject to subsection (c) hereof, from the date hereof until the Applicable Margins are first adjusted pursuant hereto, the Applicable Margin for Domestic Rate Loans shall be 0%, the Applicable Margin for Eurodollar Loans shall be 1.50% and the Applicable Margin for the Commitment Fee shall be 0.375%.

     Section 1.4. Letter of Credit. (a) Subject to all the terms and conditions hereof and satisfaction of all conditions precedent to borrowing under this Agreement and so long as no Potential Default or Event of Default is in existence, at the Borrower's request Harris shall issue letters of credit (individually, an "L/C" and collectively the "L/Cs") for the account of the Borrower in an aggregate amount not to exceed $5,000,000, subject to availability under the Revolving Credit, and the Banks hereby agree to participate therein as more fully described in Section 1.7 hereof. Each L/C shall be issued pursuant to an application and agreement for letter of credit (individually, an "L/C Agreement" and collectively the "L/C Agreements") in the form of Exhibit C hereto, shall consist of a standby or trade letter of credit, shall be in form and substance acceptable to Harris and the Banks, and shall have an expiry date not more than one year from the date of issuance thereof, subject to annual renewals (but in no event later than the Termination Date). The aggregate amount available to be drawn under all L/Cs issued pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit. In consideration of the issuance of L/Cs the Borrower agrees to pay Harris for the benefit of the Banks a fee (the "L/C Participation Fee") in the amount per annum equal to the Applicable Margin for Eurodollar Loans (computed on the basis of a 360-day year and actual days elapsed) of the face amount for each L/C issued for the account of the Borrower hereunder. In addition, the Borrower shall pay Harris (x) a fee (the "L/C Issuance Fee") in the amount per annum equal to (i) for standby L/Cs, one-eighth of one percent (0.125%) of the stated amount of each standby L/C issued hereunder and (ii) for commercial L/Cs, the customary issuance fee for commercial L/Cs as may be established by Harris from time to time, and (y) such drawing, negotiation, amendment and other administrative fees in connection with each L/C as may be established by Harris from time to time (the "L/C Administrative Fee"). All L/C Issuance Fees and L/C Participation Fees shall be payable quarterly in arrears on the last day of each December, March, June and September commencing December 31, 2000 and on the Termination Date, and all L/C Administrative Fees shall be payable on the date of issuance of each L/C hereunder and on the date required by Harris.

     (b) The Agent shall give prompt telephone, telex, or telecopy notice to each Bank of each issuance of, or amendment to, an L/C specifying the effective date of the L/C or amendment, the amount, the beneficiary, and the expiration date of the L/C, in each case as established originally or through the relevant amendment, as applicable, the account party or parties for the L/C, each Bank's pro rata participation in such L/C and whether the Agent has classified the L/C as a commercial, performance, or financial letter of credit for regulatory reporting purposes.

     (c) Notwithstanding anything contained in any L/C Agreement to the contrary: (i) the Borrower shall pay fees in connection with each L/C as set forth in Section 1.4(a) hereof, (ii) before the occurrence of an Event of Default, Harris will not call for the funding by the Borrower of any amount under an L/C issued for the Borrower's account, or for any other form of collateral security for the Borrower's obligations in connection with such L/C, before being presented with a drawing thereunder, and
     (iii) if Harris is not timely reimbursed for the amount of any drawing under an L/C on the date such drawing is paid, the Borrower's obligation to reimburse Harris for the amount of such drawing shall bear interest as specified in Section 1.5 hereof. If Harris issues any L/C with an expiration date that is automatically extended unless Harris gives notice that the expiration date will not so extend beyond its then scheduled expiration date, Harris will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such L/C if so extended would be after the Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) an Event of Default exists and the Required Banks have given Harris instructions not to so permit the extension of the expiration date of such L/C.

     (d) The Banks shall, ratably in accordance with their respective Commitment Percentages, indemnify Harris (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Harris's gross negligence or willful misconduct) that Harris may suffer or incur in connection with any L/C. The obligations of the Banks under this Section 1.4(d) and all other parts of this Section 1.4 shall survive termination of this Agreement and of all L/C Agreements, and all drafts or other documents presented in connection with drawings thereunder.

Section 1.5. Reimbursement Obligations. The Borrower is obligated, and hereby unconditionally agrees to pay in immediately available funds to the Agent for the account of Harris and the Banks who are participating in the L/Cs the face amount of each draft drawn and presented under each L/C issued by Harris hereunder (the obligation of the Borrower under this Section 1.5 is a "Reimbursement Obligation"). If at any time the Borrower fails to pay any Reimbursement Obligation when due, the Borrower shall be deemed to have automatically requested a Domestic Rate Loan from the Banks hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which Loan shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if no Potential Default or Event of Default shall exist and upon approval by all of the Banks, and shall be subject to availability under the Revolving Credit. If such Loan is not made by the Banks for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to the Agent for the pro rata benefit of the Banks upon demand and shall bear interest at the rate of interest specified in Section 1.3(c)(i) hereof.

Section 1.6. Manner of Borrowing and Rate Selection. (a) The Borrower (through any one of its Authorized Representatives) shall give telephonic, telex or telecopy notice to the Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than (i) 11:00 a.m. (Chicago time) on the date the Banks are requested to make each Domestic Rate Loan under the Revolving Credit and (ii) 11:00 a.m. (Chicago time) on the date at least three
(3) Business Days prior to the date of each Eurodollar Loan under the Revolving Credit which the Banks are requested to make. Each such notice shall specify the date of the Loan requested (which shall be a Business Day), the amount of such Loan, whether the Loan is to be made available by means of a Domestic Rate Loan or Eurodollar Loan and, with respect to Eurodollar Loans, the Interest Period applicable thereto; provided, that in no event shall the principal amount of any requested Revolving Credit Loan plus the aggregate principal amount of all Loans, the undrawn face amount of all L/Cs and unpaid Reimbursement Obligations outstanding hereunder exceed the amounts specified in Section 1.1 hereof. The Borrower agrees that the Agent may rely on any such telephonic, telex or telecopy notice given by any person who the Agent believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if any Bank has acted in reliance thereon. The Agent shall, on the day any such notice is received by it, give prompt telephonic, telex or telecopy (if telephonic, to be confirmed in writing within one Business Day) notice of the receipt of notice from the Borrower hereunder to each of the Banks (using its best efforts to give such notice by no later than 1:00 p.m., Chicago time, of the day such notice is received [if received at or before 11:00 a.m., Chicago time] or by no later than the morning of the following Business Day [if not received prior to 11:00 a.m., Chicago time]), and, if such notice requests the Banks to make any Eurodollar Loans, the Agent shall confirm to the Borrower by telephonic, telex or telecopy means, which confirmation shall be conclusive and binding on the Borrower in the absence of manifest error or willful misconduct, the Interest Period and the interest rate applicable thereto promptly after such rate is determined by the Agent.

(b) Subject to the provisions of Section 6 hereof, the proceeds of each Revolving Credit Loan shall be made available to the Borrower at the principal office of the Agent in Chicago, Illinois, in immediately available funds, on the date such Loan is requested to be made, except to the extent a Revolving Credit Loan represents a refinancing of a Reimbursement Obligation, in which case the proceeds of such Loan shall be applied to the payment of the relevant unpaid Reimbursement Obligation. Not later than 3:00 p.m. Chicago time, on the date specified for any Loan to be made hereunder, each Bank shall make its portion of such Loan available to the Borrower in immediately available funds at the principal office of the Agent, except as otherwise provided above with respect to repaying any outstanding Reimbursement Obligations.

(c) Unless the Agent shall have been notified by a Bank prior to 2:00 p.m. (Chicago time) on the date of a Loan to be made by such Bank (which notice shall be effective upon receipt and may be made by telecopy) that such Bank does not intend to make the proceeds of such Loan available to the Agent, the Agent may assume that such Bank has made such proceeds available to the Agent on such date and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to receive such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, to recover such amount, together with interest thereon at the rate otherwise applicable thereto under
Section 1.3 hereof, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to the effective rate charged to the Agent for overnight Federal funds transactions with member banks of the Federal Reserve System for each day, as determined by the Agent (or, in the case of a day which is not a Business Day, then for the preceding Business Day) (the "Fed Funds Rate"). Nothing in this Section 1.6(c) shall be deemed to permit any Bank to breach its obligations to make Loans under the Revolving Credit or to limit the Borrower's claims against any Bank for such breach.

Section 1.7. Participation in the L/Cs. Each of the Banks will acquire a risk participation in each L/C upon the issuance thereof ratably in accordance with its Commitment Percentage. In the event any Reimbursement Obligation is not immediately paid by the Borrower pursuant to Section 1.5 hereof, each Bank will pay to Harris funds in an amount equal to such Bank's Commitment Percentage of such Reimbursement Obligation. At the election of all of the Banks, such funding by the Banks of an unpaid Reimbursement Obligations shall be treated as additional Revolving Credit Loans to the Borrower hereunder rather than a purchase of participations by the Banks in the L/C held by Harris. The availability of funds to the Borrower under the Revolving Credit shall be reduced in an amount equal to the undrawn face amount of the L/C. The obligation of the Banks to Harris under this Section 1.7 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. Harris shall notify each Bank by telephone of its Commitment Percentage of such unpaid Reimbursement Obligation. If such notice has been given to each Bank by 12:00 Noon, Chicago time or if Harris is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Bank agrees to pay Harris in immediately available and freely transferable funds on the same Business Day its Commitment Percentage of such Reimbursement Obligation. Funds shall be so made available at the account designated by Harris in such notice to the Banks. Upon the election by the Banks to treat such funding as additional Revolving Credit Loans hereunder and payment by each Bank, such Loans shall bear interest in accordance with Section 1.3(a) hereof. Harris shall share with each Bank its Commitment Percentage of each payment of a Reimbursement Obligation (whether of principal or interest) and any L/C Participation Fee payable by the Borrower. The L/C Issuance Fee and L/C Administration Fee shall be solely for Harris' account and shall not be shared by the other Banks. Any such amount shall be promptly remitted to the Banks when and as received by Harris from the Borrower.

Section 1.8. The Collateral and Guarantees. (a) Collateral. The Notes, Hedging Liability and the other obligations of the Collateral Parties hereunder and under the other Loan Documents shall be secured by valid and perfected first liens on, subject to subsection (c) of this Section 1.8, (i) all right, title and interest of the Borrower and each Domestic Subsidiary in up to 65% of Voting Equity and 100% of Non-Voting Equity of each First Tier Foreign Subsidiary, whether now owned or hereafter formed or acquired, and all proceeds thereof and
(ii) all machinery, equipment, inventory, general intangibles (including, without limitation, patents, trademarks, copyrights and other intellectual property rights, but in any event excluding applications for trademarks based on "intent to use") and accounts receivable of the Borrower and each Domestic Subsidiary, in each instance whether now owned or existing or hereafter acquired or arising, and all products and proceeds of the foregoing (collectively the "Collateral") and the Borrower agrees that it will, and will cause each Collateral Party to, from time to time at the request of the Agent or any Bank execute and deliver such documents and do such acts and things as the Agent or such Bank may reasonably request in order to provide for or perfect such liens.

(b) Guarantees. The Notes, Hedging Liability and the other obligations of the Collateral Parties hereunder and under the other Loan Documents shall at all times be guaranteed by each existing or hereafter acquired Domestic Subsidiary (and First Tier Foreign Subsidiary in the event that the Agent does not receive the evidence specified in subsection (c) of this Section 1.8 upon the occurrence of the events contemplated therein) pursuant hereto and the Subsidiary Guaranty.

(c) Foreign Security. If following a request by the Agent or otherwise following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, the Borrower or, if so requested by the Agent, counsel for the Borrower reasonably acceptable to the Agent does not within thirty (30) Business Days after a request (an "Evidence Request") from the Agent deliver evidence, in form and substance mutually satisfactory to the Agent and the Borrower, with respect to any First Tier Foreign Subsidiary which has not already had all of its stock pledged pursuant to one of more of the Pledge Agreements, that (i) a pledge of more than 66-2/3% of the total combined voting power of all classes of capital stock or other equity interest of such First Tier Foreign Subsidiary entitled to vote, (ii) the entering into by such First Tier Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and
(iii) the entering into by such First Tier Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case would be the sole cause for the undistributed earnings of such First Tier Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such First Tier Foreign Subsidiary's United States parent for Federal income tax purposes, then (A) in the case of a failure as reasonably determined by the Agent to deliver the evidence described in clause (i) above and to the extent not otherwise waived by the Agent, that portion of such First Tier Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to a Pledge Agreement shall be so pledged to the Agent for the benefit of the Agent, the Banks and certain Affiliates of the Banks, (B) in the case of a failure as reasonably determined by the Agent to deliver the evidence described in clause (ii) above and to the extent not otherwise waived by the Agent, such First Tier Foreign Subsidiary shall execute and deliver a security agreement substantially in the form of the Security Agreement granting the Agent for the benefit of the Agent, the Banks and certain Affiliates of the Banks a security interest in all of such First Tier Foreign Subsidiary's machinery, equipment, inventory, general intangibles (including, without limitation, patents, trademarks, copyrights and other intellectual property rights) and accounts receivable, in each case securing the Notes, Hedging Liability and all other obligations of the Collateral Parties hereunder and under the other Loan Documents and (C) in the case of a failure to deliver the evidence described in clause (ii) above and to the extent not otherwise waived by the Agent, such First Tier Foreign Subsidiary shall execute and deliver a Subsidiary Guaranty, guaranteeing the Notes, Hedging Liability and the other obligations of the Collateral Parties hereunder and under the other Loan Documents (x) promptly, but in any event within thirty (30) Business Days after each such Evidence Request and (y) to the extent that entering into such pledge, security agreement or guaranty (1) is permitted by the laws of the applicable foreign jurisdiction and (2) is not restricted by any contract or agreement to which such First Tier Foreign Subsidiary is a party (to the extent such restriction pre-dates this Agreement) and with all documents delivered pursuant hereto to be in form and substance reasonably satisfactory to the Agent.

(d) Further Assurances re: Collateral. The Borrower agrees that it shall, and shall cause each of its Subsidiaries to, from time to time at the request of the Agent or the Required Banks, execute and deliver such documents and do such acts and things as the Agent or the Required Banks may reasonably request in order to provide for or perfect or protect the liens on the Collateral contemplated by this Section 1.8. In the event the Borrower or any Domestic Subsidiary forms or acquires any other Domestic Subsidiary or First Tier Foreign Subsidiary after the date hereof, the Borrower shall, within ten (10) Business Days (or thirty
(30) Business Days in the case of a Foreign Subsidiary) of such formation or acquisition, cause such newly formed or acquired Subsidiary (and any other applicable Subsidiary in the case of Pledge Agreements), to execute such Security Documents as the Agent may then require, and the Borrower shall also deliver to the Agent, or cause such Subsidiary to deliver to the Agent, at the Borrower's cost and expense, such other instruments, documents, certificates and opinions reasonably required by the Agent in connection therewith, in each case to the extent contemplated under this Section 1.8 had such newly formed or acquired Subsidiary existed as of the date hereof.

(e) Further Assurances re: Guarantees.  Within ten (10) Business Days (or thirty
(30) Business Days in the case of a Foreign Subsidiary) after establishing or acquiring any Domestic Subsidiary or First Tier Foreign Subsidiary or any Subsidiary of the Borrower becoming a Domestic Subsidiary or First Tier Foreign Subsidiary, unless the Required Banks otherwise agree or the Borrower elects otherwise as set forth in the immediately following sentence, the Borrower shall
(i) cause such Domestic Subsidiary (and such First Tier Foreign Subsidiary in the event that the Agent does not receive the evidence specified in subsection (c) above upon the occurrence of the events contemplated therein) to execute a Subsidiary Guaranty and (ii) cause such Domestic Subsidiary or, if applicable, First Tier Foreign Subsidiary to deliver documentation relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations under the Loan Documents to which it is a party in form and substance satisfactory to the Required Banks.


Section 2.           Fees, Prepayments and Terminations.

Section 2.1. Commitment Fees. For the period from the date hereof to and including the Termination Date, or such earlier date on which the Revolving Credit is terminated in whole pursuant to Section 2.5 hereof, the Borrower shall pay to the Agent for the account of the Banks a commitment fee with respect to the Revolving Credit at the rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to the Applicable Margin, of the average daily unused amount of the Banks' Revolving Credit Commitments hereunder in effect from time to time, all such fees to be payable quarterly in arrears on the last day of each calendar quarter commencing on December 31, 2000, unless the Revolving Credit is terminated in whole on an earlier date, in which event the commitment fees for the final period shall be paid on the date of such earlier termination in whole.

Section 2.2. Other Fees. (a) Agent's Fees. The Borrower shall pay to and for the sole account of the Agent such fees as the Borrower and the Agent may agree upon in writing from time to time. Such fees shall be in addition to any fees and charges the Agent may be entitled to receive under the other Loan Documents.

(b) Closing Fee. The Borrower shall pay to the Agent for the ratable account of the Banks a closing fee in an amount equal to 0.15% of the Banks' Revolving Credit Commitments as in effect on the date hereof. All such closing fees payable pursuant to this Section 2.2(b) shall be payable on the date of this Agreement and shall be non-refundable.

Section 2.3. Optional Prepayments. (a) The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in a minimum principal amount of $500,000 or such greater amount which is an integral multiple of $100,000) any Domestic Rate Loan under the Revolving Credit at any time upon prior telex or telephonic notice to the Agent on or before 12:00 Noon (Chicago time) on the same Business Day. Except as otherwise provided in Section 2.3(b) hereof, the Borrower may not prepay any Eurodollar Loan under the Revolving Credit.

(b) The Borrower may prepay any Eurodollar Loans upon telephonic notice (which shall be promptly confirmed in writing by facsimile communication, telex or telegraph) by no later than 11:00 a.m. (Chicago time) on the date of such prepayment from the Borrower to the Agent, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon and any compensation required by Section 9.4 hereof, if applicable; provided, however, that any such prepayment shall be in a principal amount of no less than $500,000 or such greater amount which is an integral multiple of $100,000, and after giving effect to any such prepayment the outstanding principal amount of such Eurodollar Loans prepaid in part shall not be less than $1,000,000 or such greater amount which is an integral multiple of $50,000.

(c) Any amount prepaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

Section 2.4. Mandatory Prepayments-Borrowing Base. The Borrower shall not permit the Revolving Credit Obligations at any time outstanding to exceed the lesser of
(i) the Banks' Revolving Credit Commitments or (ii) the Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate. In addition to the Borrower's obligations to pay any outstanding Reimbursement Obligations as set forth in Section 1.5 hereof, the Borrower will make such payments on any outstanding Loans and Reimbursement Obligations which are necessary to cure any such excess within three Business Days after the occurrence thereof without any notice or demand from the Agent or any of the Banks, all of which are expressly waived by the Borrower. Any amount repaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

Section 2.5. Terminations. The Borrower shall have the right at any time upon 5 Business Days' prior notice to the Banks to terminate the Revolving Credit Commitments in whole or in part (but if in part in a minimum amount of $5,000,000 or any integral multiple thereof); provided, however, that the Borrower may not terminate any portion of the Revolving Credit Commitments that is in use in the form of Revolving Credit Loans, Swingline Loans, Reimbursement Obligations or L/Cs. Each such termination in part shall automatically terminate each Bank's Revolving Credit Commitment by an amount equal to its Commitment Percentage of the amount of the termination of the Revolving Credit.

Section 2.6. Capital Adequacy. If, after the date of this Agreement, any Bank or the Agent shall have determined in good faith that the adoption after such date of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder, to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within thirty (30) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.


Section 3.           Place and Application of Payments.

All payments of principal and interest made by the Borrower in respect of the Notes and Reimbursement Obligations and all fees payable by the Borrower hereunder, shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois 60690 and in immediately available funds, prior to 12:00 noon Chicago time on the date of such payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Any payments received after 12:00 noon Chicago time (or after the time the Banks may otherwise direct) shall be deemed received upon the following Business Day. The Agent shall remit to each Bank its proportionate share of each payment of principal, interest, commitment fees and L/C fees received by the Agent by 12:00 noon Chicago time on the same day of its receipt and its proportionate share of each such payment received by the Agent after 12:00 noon Chicago time on the Business Day following its receipt by the Agent. In the event the Agent does not remit any amount to any Bank when required by the preceding sentence, the Agent shall pay to such Bank interest on such amount until paid at a rate per annum equal to the Fed Funds Rate. The Borrower hereby authorizes the Agent to automatically debit its accounts with Harris for any principal, interest and fees when due under any of the Notes, the L/C Agreements or this Agreement and to transfer the amount so debited from such account to the Agent for application as herein provided. All proceeds of Collateral shall be applied in the manner specified in the applicable Security Documents.


Section 4.           Definitions.

Section 4.1. Certain Terms Defined. The terms hereinafter set forth when used herein shall have the following meanings:

          "Account Debtor" shall mean the person who is obligated on a Receivable.

          "Adjusted Consolidated Funded Debt" shall mean with respect to the Borrower all Funded Debt of the Borrower and its Subsidiaries (excluding in any event Maverick Tube (Canada) Inc., Prudential and their respective Subsidiaries), on a consolidated basis eliminating intercompany items.

          "Adjusted EBITDA" shall mean, with reference to any period and without duplication, the sum of (i) Consolidated EBITDA for such period, plus
          (ii) but only to the extent of calculating Adjusted EBITDA for the fiscal quarters of the Borrower occurring on or before the Borrower's fiscal quarter ending June 30, 2001, EBITDA of Prudential and its Subsidiaries for such period, plus (iii) but only to the extent of calculating Adjusted EBITDA for the fiscal quarters of the Borrower occurring on or before the Borrower's fiscal quarter ending June 30, 2001, the Fiscal Year 2000 Charges.

          "Adjusted Funded Debt Ratio" shall mean, as of any date the same is to be determined, the ratio of (a) the aggregate outstanding principal amount of the Adjusted Consolidated Funded Debt as of such date, to
          (b) Maverick EBITDA for the four consecutive fiscal quarters of the Borrower then most recently ended.

          "Adjusted  Eurodollar  Rate"  shall  have  the  meaning  specified  in
          Section 1.3(b) hereof.

          "Affiliate" shall mean any person, company or business entity under common control or having shareholders owning at least ten percent (10%) of each thereof, whether such common control be direct or indirect. All of the Borrower's officers, directors, joint venturers, Subsidiaries and partners shall be deemed to be the Borrower's Affiliates for purposes of this Agreement.

         "Agent" is defined in the first paragraph of this Agreement.

          "Agreement" shall mean this Amended and Restated Secured Credit Agreement as supplemented, modified, restated or amended from time to time.

          "Applicable Margin" shall have the meaning specified in Section 1.3(d) hereof.

          "Authorized Representatives" shall mean Gregg Eisenberg, Sudhakar Kanthamneni, T. Scott Evans, Pam Boone, Mary Hulsey, Karen Thiel, and Delene Rice.

          "Bank" and "Banks" shall have the meanings specified in the first paragraph of this Agreement.

          "Bill and Hold" shall mean unpaid Receivables resulting from the sale of Inventory which has not yet been delivered to, and is not yet in the process of being delivered to, the Account Debtor on such Receivables.

         "Borrower" is defined in the first paragraph hereof.

          "Borrowing Base", as determined on the basis of the information contained in the most recent Borrowing Base Certificate, shall mean an amount equal to:

               (a) 85% of the amount of Eligible Receivables of the Borrower, plus

               (b) 50% of the amount of Eligible Inventory of the Borrower, provided that in no event shall such amount (the "Gross Inventory Amount") exceed an amount (the "Net Inventory Amount") equal to 60% of the sum of the amounts determined pursuant to clauses (a) and (b) of this definition from time to time, plus

               (c) the amount equal to the Gross Inventory Amount minus the Net Inventory Amount, provided that in no event shall such amount exceed (i) $10,000,000 from the date hereof up to and including June 30, 2001, (ii) $5,000,000 from July 1, 2001 up to and including September 30, 2001 and (iii) $0 at all times thereafter, plus

               (d) 50% of the net book value of Eligible Equipment, provided that in no event shall such amount exceed (i) $25,000,000 from the date hereof up to and including December 31, 2001,
               (ii) $20,000,000 from January 1, 2002 up to and including December 31, 2002 and (iii) $15,000,000 at all times thereafter.

               "Borrowing Base Certificate" shall mean the certificate in the form of Exhibit D hereto which is required to be delivered to the Banks in accordance with Sections 1.6(a) and 7.4(c) hereof.

               "Business Day" shall mean any day except Saturday or Sunday on which banks are open for business in Chicago, Illinois, and, with respect to Eurodollar Loans, dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

               "Capital Expenditures" for any period means Capital Expenditures of the Borrower and its Subsidiaries during such period as defined and classified in accordance with GAAP consistently applied.

               "Capitalized Lease" shall mean any lease or obligation for rentals which is required to be capitalized on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

               "Capitalized Lease Obligation" shall mean the present discounted value of the rental obligations under any Capitalized Lease determined on a consolidated basis in accordance with GAAP.

               "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

               "Change in Law" shall have the meaning specified in Section 9.3 hereof.

               "Change of Control Event" shall mean any of (a) the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 30% or more of the outstanding capital stock of the Borrower on a fully diluted basis or (b) the failure of individuals who are members of the board of directors of the Borrower on the date hereof (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the date hereof or previously so approved) to constitute a majority of the board of directors of the Borrower.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Collateral" shall mean the collateral security provided to the Agent for the benefit of the Banks pursuant to the Security Documents.

               "Collateral   Party"  shall  mean  each  of  the  Borrower,   the
               Guarantors,   the  Pledgors   and  each  other  party   providing
               Collateral from time to time.

               "Commitment" shall mean a Revolving Credit Commitment or the Swingline Commitment of any Bank, and "Commitments" shall mean the Revolving Credit Commitment and Swingline Commitment of a Bank or Banks.

               "Commitment Percentage" shall mean, at any time and as to any Bank, the percentage of the Revolving Credit Commitments then in effect represented by such Bank's Revolving Credit Commitment as then in effect or, if the Revolving Credit Commitments have been terminated or expired, the percentage held by such Bank of the aggregate principal amount of all Revolving Credit Loans then outstanding.

               "Consolidated EBITDA" shall mean, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount in respect of
               (a) Consolidated   Interest   Expense  for  such   period,   plus
               (b) foreign, federal, state and local income taxes for such period, plus (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrower and its Subsidiaries.

               "Consolidated Interest Expense" shall mean, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, all amortization of debt discount and expense), of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied.

               "Consolidated Net Income" shall mean the net income of the Borrower and its Subsidiaries, all as determined and computed on a consolidated basis in accordance with GAAP consistently applied.

               "Consolidated Net Worth" shall mean the sum of all capital stock, preferred stock, capital in excess of par value and retained earnings, in each case of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, consistently applied.

               "Consolidated Tangible Net Worth" shall mean the sum of all capital stock, preferred stock, capital in excess of par value and retained earnings, less the amount of goodwill and all other Intangible Assets and Deferred Charges (other than Deferred Charges for income taxes) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, consistently applied.

               "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate of (i) all liabilities, reserves and any other items which would be classified as a liability on a balance sheet in accordance with GAAP, (ii) all guaranties, endorsements (other than any liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others, (iii) all reimbursement and other obligations with respect to letters of credit and banker's acceptances, (iv) the aggregate amount of rentals or other consideration payable under all leases and other agreements for the use, acquisition or retention of real or personal property of a nature such that payments due thereunder may under GAAP in effect on the date hereof be included in a balance sheet of the lessee, and (v) all indebtedness and liabilities secured by any lien or any security interest on any Property or assets of such person, whether or not the same would be classified as a liability on a balance sheet, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit, and with respect to Debt of the Borrower, all computed and determined on a consolidated basis for the Borrower and its Subsidiaries after the elimination of intercompany items in accordance with GAAP consistent with those used in the preparation of the audit report referred to in Section 5.2 hereof.

               "Deferred Charges" shall mean all items which are classified as deferred charges in accordance with GAAP consistently applied, on a basis consistent with the principles reflected in the financial statements referred to in Section 5.2 hereof.

               "Domestic Rate" shall mean for any day the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 0.5% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 a.m. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, the Domestic Rate for such day and for any succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by Harris shall be final and conclusive provided Harris has acted in good faith in connection therewith.

               "Domestic Rate Loan" shall mean a Revolving Credit Loan which bears interest as provided in Section 1.3(a) hereof.

               "Domestic   Subsidiary"  shall  mean  each  Subsidiary  which  is
               organized under the laws of the United States of America or any State thereof.

               "EBITDA" shall mean, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) foreign, federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period.

               "Eligible Equipment" shall mean any machinery and equipment of the Borrower and the Guarantors in which the Agent has a first priority perfected security interest and which the Banks in their reasonable judgment deem to be acceptable for inclusion in the Borrowing Base; provided that in no event shall any machinery or equipment be deemed Eligible Equipment unless all representations and warranties set forth in the Security Documents with respect to such machinery or equipment are true and correct and such machinery or equipment:

               (a) is an asset of the applicable Collateral Party in each case to which it has good and marketable title and is freely assignable and is not subject to any lease or similar arrangement permitting a third party's use or possession of such machinery or equipment;

               (b) when not in use or under repair in each case in the ordinary course of business as presently conducted, is located at the applicable Collateral Party's facilities set forth as of the date hereof on Schedule A to the Security Agreement or such other locations as are approved in writing by the Agent and, in the case of facilities owned by such Collateral Party subject to a mortgage or deed of trust or facilities not owned by such Collateral Party, which are at times subject to mortgagee and/or landlord waiver agreements in form and substance satisfactory to the Collateral Party;

               (c) is used or usable in the conduct of the business of the Borrower and is not obsolete, and is in good repair, working order and condition (ordinary wear and tear excepted) free from any defects which might adversely affect the market value thereof in any material respect;

               (d) does not consist of office equipment, furniture, fixtures or transportation equipment; and

               (e) is not attached to real estate in such a manner that the machinery or equipment may become a fixture.

               "Eligible Inventory" shall mean any Inventory of the Borrower and the Guarantors in which the Agent has a first priority perfected security interest which the Banks in their reasonable judgment deem to be acceptable for inclusion in the Borrowing Base, and which complies with each of the following requirements:

               (a) It consists of any material in the form of raw pipe or tube and finished drawn over mandrill pipe or tube, which are in first class condition and are suitable for sale in the ordinary course of the Borrower's business or coil steel or couplings which are in first-class condition, are in the form in which they were when originally acquired by the Borrower or applicable Guarantor and are suitable for use in the production of Borrower's or such Guarantor's finished goods Inventory;

               (b) It substantially conforms to the Borrower's or such Guarantor's advertised or represented specifications, applicable government standards and regulations and other quality standards and has not been determined by the Banks to be unacceptable due to age, type, variety, quality, quantity, or location;

               (c) All warranties of the Borrower or applicable Guarantor in the Loan Documents are true and correct with respect thereto;

               (d) It is owned by the Borrower or applicable Guarantor;

               (e) It has been identified to the Agent in the manner prescribed by the Banks pursuant to the Security Documents;

               (f) It is either (i) located at a location disclosed to and approved by the Agent and the Banks, and if requested by the Agent or any Bank, any Person (other than the Borrower) owning or controlling such location shall have waived all right, title and interest in and to such Inventory in a manner satisfactory to the Agent and such Bank or (ii) in transit between any two such locations and has not been in transit for more than (A) four days if it has been shipped by truck, (B) fourteen days if it has been shipped by rail or (C) 30 days if it has been shipped by barge;

               (g) If it is evidenced by a negotiable warehouse receipt or other negotiable document of title, such receipt or document of title has been endorsed in blank or to the order of the Agent and has been delivered to the Agent or its trustee or bailee; and

               (h) It does not constitute Restricted Inventory.

               "Eligible Receivables" shall mean any Receivable of the Borrower or any Guarantor in which the Agent has a first priority perfected security interest which the Banks in their reasonable judgment deem to be acceptable for inclusion in the Borrowing Base, and which complies with each of the following requirements:

               (a) It arises out of a bona fide sale of Inventory which has been delivered to, or is in the process of being delivered to the Account Debtor on said Receivable in the ordinary course of Borrower's or such Guarantor's business, in the case of payment terms, and otherwise in the ordinary course of business on ordinary trade terms;

               (b) All warranties of the Borrower or such Guarantor in the Loan Documents are true and correct with respect thereto;

               (c) It has been identified to the Banks in the manner required by the Banks; (d) It is evidenced by an invoice dated not later than the date of shipment to the Account Debtor thereunder;

               (e) It has not remained unpaid in whole or in part more than 60 days from and after its due date or more than 90 days from and after its invoice date;

               (f) It is net of (i) any credit or allowance given by the Borrower or such Guarantor to such Account Debtor and (ii) any rebate given by the Borrower or such Guarantor to any party when the Borrower or such Guarantor has accrued such rebate;

               (g) It is not owing by an Account Debtor who (i) has become insolvent, (ii) is the subject of any bankruptcy, arrangement, reorganization proceedings or other proceedings for relief of debtors or (iii) has admitted its inability to pay its debts generally or has stopped paying its debts generally;

               (h) If, other than with respect to a Receivable arising out of the sale of Restricted Inventory, the Account Debtor is also a supplier to or creditor of the Borrower or a Guarantor, then either (i) that Account Debtor shall have entered into an agreement with or for the benefit of the Banks with respect to the waiver of rights of setoff which is acceptable to the Banks or (ii) 120% of the amount owed at such time by the Borrower or the applicable Guarantor to that Account Debtor shall be subtracted from the amount of the Receivable;

               (i) The Account Debtor is not principally located outside the continental United States unless (A) such Receivable is secured by an irrevocable letter of credit issued by a commercial Bank which is acceptable to the Banks or the Banks are satisfied that all filings have been made and actions taken as are required by the Banks in connection therewith as a result of the location of such Account Debtor or (B) the Account Debtor thereon is principally located in Canada and either (i) the Administrative Agent shall have made such filings and taken such other action as may be necessary for it to obtain a first priority security interest therein under applicable Canadian law without regard to any filings made in any State of the United States, or (ii) the Administrative Agent shall have received an opinion of Canadian counsel satisfactory in form and substance to the Administrative Agent to the effect that the Administrative Agent's security interest in such Receivables is perfected by filings made under the applicable state's version of the Uniform Commercial Code;

               (j) It is not owing by the United States of America or any department, agency or instrumentality thereof unless the Banks shall have received evidence satisfactory to the Banks of compliance with the Assignment of Claims Act;

               (k) Such Receivable is not subject to any dispute, counterclaim or defense asserted by the Account Debtor thereunder;

               (l) The Account Debtor has not failed to pay within the times specified in subsection (e) above 50% or more in aggregate amount of all its Receivables on which it is the Account Debtor;

               (m) The Account Debtor is not an Affiliate of the Borrower or any Guarantor;

               (n) The Receivable does not arise from a "sale or return," or a "sale on approval" of Inventory or a "Bill and Hold" sale of Inventory; and

               (o) If the Account Debtor is located in the State of New Jersey or the State of Minnesota, Borrower or the applicable Guarantor
               (i) has filed and has effective (A) in respect of Account Debtors located in the State of New Jersey, a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year or (B) in respect of Account Debtors located in the State of Minnesota, a Minnesota Business Activity Report with the Minnesota Department of Revenue for the then current year, as applicable, or (ii) is otherwise exempt from such reporting requirements under the laws of such State(s).

               "Environmental   Laws"  shall  have  the  meaning   specified  in
               Section 5.7(a) hereof.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "Eurodollar Loan" means a Revolving Credit Loan which bears interest as provided in Section 1.3(b) hereof.

               "Eurodollar   Rate"   shall  have  the   meaning   specified   in
               Section 1.3(b) hereof.

               "Event of Default" shall mean any event or condition identified as such in Section 8.1 hereof.

               "Executive Officer" shall mean, with respect to the Borrower or any Subsidiary, any of the Chairman, Chief Executive Officer, Chief Financial Officer or any Vice President of the Borrower or such Subsidiary. "Exposure" shall mean, as to any Bank, the sum (without duplication) of such Bank's (a) unused Revolving Credit Commitment, if any, (b) outstanding Revolving Credit Loans, if any, (c) Commitment Percentage of the outstanding Reimbursement Obligations, if any, (d) outstanding L/Cs, if any, (e) Commitment Percentage of the unused Swingline Commitment, if any, and
               (f) Commitment Percentage of the outstanding Swingline Loans, if any.

               "Fed  Funds   Rate"   shall  have  the   meaning   specified   in
               Section 1.6(c) hereof.

               "First Tier Foreign Subsidiary" shall mean, at any date of determination, each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries owns directly more than 50%, in the aggregate, of the Voting Equity of such Foreign Subsidiary; provided that Maverick International shall not be deemed to be a First Tier Foreign Subsidiary so long as the representations contained in Section 5.9(b) hereof are true and correct and the Borrower is in compliance with
               Section 7.1(c) hereof.

               "Fiscal Year 2000 Charges" shall mean non-recurring restructuring charges incurred by the Borrower during the Borrower's fiscal year ending December 31, 2000 in an aggregate amount not to exceed (a) $13,000,000 for purposes of determining the Borrower's Adjusted EBITDA, and (b) $7,200,000 for purposes of determining the Maverick EBITDA.

               "Foreign Subsidiary" shall mean each Subsidiary that is not a Domestic Subsidiary.

               "Funded Debt" of any Person shall mean all indebtedness for borrowed money of such Person, whether classified as long-term or short-term under GAAP.

               "GAAP" shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination and consistent with the audited consolidated financial statements described in
               Section 5.2 hereof.

               "Gross  Inventory   Amount"  is  defined  in  the  definition  of
               Borrowing Base in this Section 4.1.

               "Guarantors" shall mean (i) Maverick Tube L.P., a Delaware limited partnership, and Maverick Investment Corporation, a Delaware corporation and (ii) any other Subsidiary of the Borrower that executes the Subsidiary Guaranty, and "Guarantor" shall mean any of the Guarantors.

               "Harris" shall have the meaning specified in the first paragraph of this Agreement.

               "Hedging Liability" shall mean the liability of the Borrower or any Subsidiary to any of the Banks, or any Affiliates of such Banks, in respect of any interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate floor agreements, interest rate exchange agreements, foreign currency contracts, currency swap contracts, or other similar interest rate or currency hedging arrangements as the Borrower or such Subsidiary may from time to time enter into with any one or more of the Banks party to this Agreement or their Affiliates.

               "Intangible Assets" shall mean amortizable loan costs, business acquisition costs, license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long term assets and excluded from Inventory), goodwill and all other assets which would be classified as intangible assets (all determined in accordance with GAAP consistently applied).

               "Interest Coverage Ratio" shall mean, as of any date the same is to be determined, the ratio of (a) Adjusted EBITDA for the four consecutive fiscal quarters of the Borrower then most recently ended less the amount of capital expenditures (as defined and classified in accordance with GAAP consistently applied but in any event including the liability of the Borrower and its Subsidiaries in respect of Capitalized Leases) expended or incurred by the Borrower and its Subsidiaries during the same period, to (b) Consolidated Interest Expense paid or payable in cash during such period.

               "Interest Expense" shall mean, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of any Person and its Subsidiaries for such period determined in accordance with GAAP, consistently applied.

               "Interest   Period"   shall  have  the   meaning   specified   in
               Section 1.3(b) hereof.

               "Inventory" shall mean all raw materials, work in process, finished goods, and goods held for sale or lease or furnished or to be furnished under contracts of service in which the Borrower or any Subsidiary now has or hereafter acquires any right.

               "L/C" shall have the meaning set forth in Section 1.4 hereof.

               "L/C Agreement" shall have the meaning set forth in Section 1.4 hereof. "Loan" shall mean a Revolving Credit Loan or a Swingline Loan, and the term "Loans" shall mean any two or more of the foregoing.

               "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Notes, the L/C Agreements, the Subsidiary Guaranty and, if applicable, the Security Documents.

               "Maverick EBITDA" shall mean, with reference to any period and without duplication, the sum of (i) EBITDA for the Borrower and its Subsidiaries (excluding in any event Maverick Tube (Canada) Inc., Prudential and their respective Subsidiaries) for such period, plus (ii)but only to the extent of calculating Maverick EBITDA for the fiscal quarters of the Borrower occurring on or before the Borrower's fiscal quarter ending June 30, 2001, the Fiscal Year 2000 Charges.

               "Maverick International" shall mean Maverick Tube International, Inc., a Subsidiary organized and existing under the laws of Barbados.

               "Net Income" shall mean, with reference to any period, the net income (or net loss) of any Person and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits and also excluding any taxes on such profits.

               "Net Inventory Amount" is defined in the definition of Borrowing Base in this Section 4.1.

               "Non-Voting Equity" shall mean issued and outstanding shares of each class of capital stock or other ownership interest not entitled to vote (within the meaning of Tres. Reg.,
               Section 1.956-2(c)(2).

               "Note" shall mean a Revolving Credit Note or the Swingline Note and "Notes" shall mean any two or more of the foregoing.

               "Offered Rate Loan" is defined in Section 1.1(e) hereof.

               "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

               "PBGC" shall mean the Pension Benefit Guaranty Corporation.

               "Plan" shall mean any employee benefit plan covering any officers or employees of the Borrower or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC.

               "Pledge Agreements" shall mean (i) that certain Pledge Agreement dated as of even date herewith and (ii) each other pledge agreement (or analogous instrument), in each case among the Borrower and certain of its Subsidiaries and the Agent, as each of the same may be amended, modified, supplemented or restated from time to time.

               "Pledgor" shall mean each Person that pledges any equity interest under any of the Pledge Agreements.

               "Potential Default" shall mean any event or condition which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

               "Previous Credit Agreement" is defined in the introductory paragraph hereof.

               "Property" shall mean all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible, including without limitation intellectual property.

               "Prudential" shall mean Prudential Steel Ltd., a corporation organized under the laws of the Province of Alberta, Canada, and a Subsidiary of the Borrower.

               "Receivables" shall mean all accounts, contract rights, instruments, documents, chattel paper and general intangibles in which the Borrower or any Subsidiary now has or hereafter acquires any right.

               "Reimbursement   Obligation"   has  the  meaning   specified   in
               Section 1.5 hereof.

               "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. Capitalized Lease Obligations shall be excluded from the definition of Rentals for all purposes hereunder other than the use of the term "rentals" in the definitions of Capitalized Lease and Capitalized Lease Obligations.

               "Required Banks" shall mean any Bank or Banks which in the aggregate hold 51% of the aggregate unpaid principal balance of the Loans and Reimbursement Obligations or, if no Loans or Reimbursement Obligations are outstanding hereunder, any Bank or Banks in the aggregate having 51% of the Revolving Credit Commitments.

               "Reserve   Percentage"   shall  have  the  meaning  specified  in
               Section 1.3(b) hereof.

               "Restricted Inventory" shall mean any Inventory sold by the Borrower or any Subsidiary and for which sale the Borrower of such Subsidiary has received payment but which Inventory has not yet been delivered to, and is not yet in the process of being delivered to, in each case as classified in deferred revenues in accordance with GAAP, the customer who has purchased such Inventory.

               "Restricted   Payments"  shall  have  the  meaning  specified  in
               Section 7.15 hereof.

               "Revolving   Credit"   shall  have  the  meaning   specified   in
               Section 1.1(a) hereof.

               "Revolving Credit Commitment" and "Revolving Credit Commitments" shall have the meanings specified in Section 1.1(b) hereof.

               "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings specified in Section 1.1(a) hereof.

               "Revolving Credit Obligations" shall have the meaning specified in Section 1.1(a) hereof.

               "Revolving Note" or "Revolving Notes" shall have the meanings specified in Section 1.2 hereof.

               "Security Agreement" shall mean the Amended and Restated Security Agreement dated as of even date herewith from the Borrower, certain of the Collateral Parties and the Agent, as the same may be amended, modified, supplemented or restated from time to time.

               "Security Documents" shall mean the Security Agreement, the Pledge Agreements and any other agreements and financing statements now or hereafter executed and delivered by the Borrower or any other Collateral Party in respect of the Collateral.

               "Subsidiary" shall mean any corporation or other entity at least a majority of the outstanding voting stock of which is at the time owned directly or indirectly by the Borrower and/or its Subsidiaries, unless any reference to "Subsidiary" specifically refers to ownership by another Person.

               "Subsidiary Guaranty" shall mean (i) that certain Amended and Restated Guaranty Agreement dated as of even date herewith from certain of the Guarantors to the Banks and (ii) each other guaranty from one or more of the Guarantors, as each of the same may be supplemented, modified, restated or amended from time to time.

               "Swingline" shall have the meaning specified in the first paragraph hereof.

               "Swingline  Commitment"  shall  have  the  meaning  specified  in
               Section 1.1(e) hereof.

               "Swingline Loan" shall have the meaning specified in Section 1.1(e) hereof.

               "Swingline Note" shall have the meaning specified in Section 1.1(e) hereof.

               "Termination   Date"   shall  have  the   meaning  set  forth  in
               Section 1.1(a) hereof.

               "Total Capitalization" shall mean the sum of (a) the Consolidated Net Worth, plus (b) Total Consolidated Funded Debt.

               "Total Consolidated Funded Debt" shall mean with respect to the Borrower all Funded Debt of the Borrower and its Subsidiaries, on a consolidated basis eliminating intercompany items.

               "Total Funded Debt Ratio" shall mean, as of any date the same is to be determined, the ratio of (a) the aggregate outstanding principal amount of the Total Consolidated Funded Debt as of such date, to (b) Adjusted EBITDA for the four consecutive fiscal quarters of the Borrower then most recently ended.

               "Voting Equity" shall mean the issued and outstanding shares of each class of capital stock or other ownership interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2).

Section 4.2. Interpretation. Capitalized terms defined elsewhere in this Agreement shall, unless otherwise specified, have the meanings so ascribed to them in all provisions of this Agreement. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

Section 4.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.2 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Banks may by notice to the Banks and the Borrower, respectively, require that the Banks and the Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Banks in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in GAAP. Until any such covenant, standard, or term is amended in accordance with this Section 4.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in GAAP. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.


Section 5.           Representations and Warranties.

The Borrower represents and warrants to the Banks as follows:

Section 5.1. Organization and Qualification. The Borrower is duly organized and validly existing under the laws of the State of Delaware, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualifying, except where the failure to be so licensed or qualified would not have a material adverse effect on the condition, financial or otherwise, of the Borrower, has full right, power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for and encumber its assets as collateral security therefor, to execute and issue the Notes in evidence thereof, and to perform each and all of the matters and things herein and therein provided for; and this Agreement does not, nor does the performance or observance by the Borrower of any of the matters or things provided for in this Agreement and the other Loan Documents, contravene any provision of law or any charter or by-law provision or any covenant, indenture or agreement of or judgment, order or decree applicable to or affecting the Borrower or any of its Property.

Section 5.2. Financial Reports. The Borrower heretofore has delivered to each Bank (a) a copy of the annual audit report of the Borrower and its Subsidiaries as of September 30, 1999 and (b) a copy of the annual audit report of Prudential and its Subsidiaries as of December 31, 1999. Such financial statements have been prepared in accordance with GAAP (in the case of the annual audit report of the Borrower and its Subsidiaries) and generally accepted accounting principles as in effect in Canada (in the case of the annual audit report of Prudential and its Subsidiaries), on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect the financial position of the Borrower and Prudential as of the applicable dates thereof, and the results of their respective operations for the periods covered thereby. To the best knowledge of the Executive Officers of the Borrower and each Subsidiary, the Borrower and its Subsidiaries have no significant contingent liabilities (determined in accordance with generally accepted accounting principles consistently applied) other than as indicated on said financial statements and since (i) September 30, 1999 (in the case of the Borrower and each of its Subsidiaries other than Prudential) and (ii) December 31, 1999 (in the case of Prudential), there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any Subsidiary, except those disclosed in writing to the Banks prior to the date of this Agreement.

Section 5.3. Litigation; Tax Returns; Approvals. There is no litigation, labor controversy or governmental proceeding pending, nor to the best knowledge of the Executive Officers of the Borrower and each Subsidiary threatened, against the Borrower or any Subsidiary which if adversely determined would result in any material adverse change in the properties, business or operations of the Borrower or any Subsidiary. All United States federal income tax returns for the Borrower and its Subsidiaries required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid. Except for the Internal Revenue Service audits for the fiscal years of the Borrower ended September 30, 1997, September 30, 1998 and September 30, 1999, there are no pending or, to the best knowledge of the Executive Officers of the Borrower and each Subsidiary, threatened objections to or controversies in respect of the United States federal income tax returns of the Borrower and its Subsidiaries for any fiscal year. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Borrower of the Loan Documents to which it is a party.

Section 5.4. Regulation U. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose.

Section 5.5. No Default. The Borrower is in full compliance with all of the terms and conditions of the Loan Documents, and no Potential Default or Event of Default is existing under this Agreement.

Section 5.6. ERISA. The Borrower and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to it and neither the Borrower nor any Subsidiary has received any notice to the contrary from the PBGC or any other governmental entity or agency. No steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which might result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

Section 5.7. Environmental Law. (a) Except as disclosed on Exhibit H, no Executive Officer of the Borrower nor any Executive Officer of a Subsidiary has received any notice to the effect, or has any knowledge, that its Property or operations are not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations ("Environmental Laws") or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous substances as defined in the CERCLA or petroleum products or crude oil or any fraction thereof (collectively "Hazardous Substances") into the environment, which non-compliance or remedial action could have a material adverse effect on the business, operations, Property, assets or conditions (financial or otherwise) of the Borrower or any Subsidiary;

     (b) there have been no releases of Hazardous Substances at, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, Properties or prospects of the Borrower and its Subsidiaries;

     (c) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, Properties or prospects of the Borrower and its Subsidiaries;

     (d) neither the Borrower nor any Subsidiary has directly transported, or received any notice or has any knowledge that they have directly arranged for the transportation of, any Hazardous Substances to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; and

     (e) except as disclosed on ExhibitH no conditions exist at, on or under any Property now owned or leased by the Borrower or any Subsidiary, and the Borrower has no knowledge that any conditions exist at, on or under any Property previously owned or leased by the Borrower or any Subsidiary, which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, Properties or prospects of the Borrower and its Subsidiaries.

Section 5.8. Security Interests. There are no security interests, liens or encumbrances on any of the assets or Property of the Borrower or any Subsidiary except the security interests, liens and charges which are now existing and are permitted by Section 7.14 of this Agreement.

Section 5.9. Subsidiaries. (a) As of the date hereof, the Borrower's only Subsidiaries are identified on Exhibit E hereof. Each of said Subsidiaries is duly organized and validly existing under the laws of the state or country of its incorporation, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified to do business in all jurisdictions wherein the nature of its activities requires such licensing or qualification except when the failure to be so licensed or qualified would not have a material adverse effect on the condition, financial or otherwise, of such Subsidiary. Each Guarantor has full right, power and authority to enter into the Subsidiary Guaranty, to guaranty the payment of the Borrower's indebtedness, obligations and liabilities to the Agent and the Banks, and to perform each and all of the matters and things therein provided for; and the Subsidiary Guaranty does not, nor does the performance or observance by any Guarantor of any of the matters or things provided for therein, contravene any provision of law or any charter, partnership agreement or by-law provision or any covenant, indenture or agreement of or judgment, order or decree applicable to or affecting any Guarantor or any of their respective Property.

     (b) Maverick International does not (i) own any assets having an aggregate net book value in excess of $1,000,000, (ii) have any liabilities in excess of $1,000,000 and (iii) engage in any business or operations other than the business and operations engaged in by Maverick International on the date hereof (namely, acting as a foreign sales corporation and owning and operating foreign sales corporations).

Section 5.10. Accurate Information. No information, exhibit or report furnished by the Borrower or any Subsidiary to the Banks in connection with the negotiation or performance of the Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The financial projections furnished by the Borrower to the Banks contain reasonable projections as of the date hereof of future results of operations and financial position of the Borrower and its Subsidiaries.

Section 5.11. Enforceability. This Agreement, when executed and delivered by the Borrower, will be a legal, valid and binding agreement of the Borrower, enforceable against it in accordance with its terms, except as may be limited by
(i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults; and the Notes, the other Loan Documents and any other instrument or agreement required hereunder has been so authorized and, when executed and delivered, will be similarly valid, binding and enforceable, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults; and the Subsidiary Guaranty, when executed and delivered by each Guarantor, will be a legal, valid and binding agreement of such Guarantor, enforceable against it in accordance with its terms, except as may be limited by
(i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults.

Section 5.12. Trademarks, Franchises, and Licenses. The Borrower and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.

Section 5.13. Governmental Authority and Licensing. The Borrower and its Subsidiaries have received all material licenses, permits, and approvals of all Federal, state, local, and foreign governmental authorities, if any, necessary to conduct their businesses. No investigation or proceeding which, if adversely determined, could reasonably be expected to result in revocation or denial of any material license, permit, or approval is pending or, to the knowledge of the Borrowers, threatened.

Section 5.14. Good Title. The Borrower and its Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Agent and the Banks (except for sales of assets in the ordinary course of business), subject to no liens or security interests other than such thereof as are permitted by Section 7.14 hereof.

Section 5.15. Affiliate Transactions. Neither the Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

Section 5.16. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 5.17. Other Agreements. Neither the Borrower nor any Subsidiary is in default under the terms of any material covenant, indenture or agreement of or affecting such Person or any of its Property.

Section 5.18. Solvency. The Borrower and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.


Section 6.           Conditions Precedent.

The obligation of the Banks to make any Loan pursuant hereto or to issue any L/C shall be subject to the following conditions precedent:

Section 6.1. General. The Agent shall have received the notice of borrowings and request for any L/C hereinabove provided for.

Section 6.2. Initial Extension of Credit. Prior to the initial extension hereunder, the following conditions precedent shall have been satisfied:

     (a) the Borrower shall have delivered to the Agent for the benefit of the Banks in sufficient counterparts for distribution to the Banks:

          (i) the Notes;

          (ii) the fully executed Subsidiary Guaranty requested by the Agent to be delivered on the date hereof;

          (iii) to the extent not otherwise waived in writing by the Agent, the fully executed Pledge Agreements, Security Agreement and such legal opinions, financing statements and other instruments and documents relating thereto as the Agent may request together with (i) original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests of each Domestic Subsidiary and First Tier Foreign Subsidiary as of the date hereof and (ii) stock powers for the Collateral consisting of the stock or other equity interest in each such Subsidiary executed in blank and undated;

          (iv) evidence of insurance required by Section 7.3 hereof and by the Security Documents showing the Agent as loss payee thereunder pursuant to an endorsement acceptable to the Agent;

          (v) a good standing certificate or certificate of existence for the Borrower and each Guarantor dated as of the date no earlier than December 1, 2000 from the office of the secretary of state of the states of their respective organization;

          (vi) copies of the Certificate of Incorporation or Certificate of Limited Partnership, and all amendments thereto, of the Borrower and each Guarantor, certified by the office of the applicable secretary of state as of the date no earlier than December 1, 2000;

          (vii) copies of the By-Laws or Limited Partnership Agreement, and all amendments thereto, of the Borrower and each Guarantor certified as true, correct and complete on the date hereof by the Secretary of each Guarantor;

          (viii) copies, certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors of the Borrower and each Guarantor, respectively, and satisfactory in form and substance to the Agent;

          (ix) the favorable written opinions of counsel for the Borrower and the Guarantors in form and substance satisfactory to the Agent and its legal counsel; and

          (x) an incumbency signature certificate for the Borrower and each Guarantor satisfactory in form and substance to the Agent.

          (b) the Agent shall have received such evaluations and certifications as it may reasonably require (including a Borrowing Base Certificate on a consolidated and consolidating basis for the Borrower and its Subsidiaries and compliance certificate in the forms attached hereto as Exhibits D and F containing calculations of the Borrowing Base and compliance calculations of the financial covenants as of the date of this Agreement, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries and the Borrower's consolidated and consolidating statement of projections for the following three fiscal years in scope and substance acceptable to the Agent in order to satisfy itself as to the value of the Collateral, the financial condition of the Borrower and its Subsidiaries, and the lack of material contingent liabilities of the Borrower and its Subsidiaries;

          (c) the Agent shall have received financing statement, tax and judgment lien search results against the Property of the Borrower and each Subsidiary evidencing the absence of liens on its Property except as permitted by Section 7.14 hereof;

          (d) all indebtedness issued and outstanding under the Previous Credit Agreement shall have been repaid in full and the Previous Credit Agreement shall have been terminated and cancelled;

          (e) except as previously disclosed to the Banks in the Borrower's financial statements for the period ending September 30, 1999 and Prudential's financial statements for the period ending December 31, 1999, no material adverse change shall have occurred in the financial condition, operations or Properties of (i) the Borrower and its Subsidiaries since September 30, 2000 and (ii) Prudential and its Subsidiaries since December 31, 1999;

          (f) the Agent shall have received and approved as to form and substance copies certified by the Borrower of all of the instruments and documents applicable to the line of credit currently available to Prudential by Royal Bank of Canada and any other line of credit available to Prudential on the date hereof;

          (g) the Agent shall have received evidence satisfactory to it that Adjusted EBITDA for the four fiscal quarter period ended September 30, 2000 is not less than $40,000,000; and

          (h) the Agent shall have received such other agreements, instruments, documents, certificates and opinions as the Agent may reasonably request.

Section 6.3. Each Extension of Credit. As of the time of the making of each Loan and the issuance of the L/C hereunder:

          (a) each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct as of said time, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 hereof;

          (b) the Borrower shall be in full compliance with all of the terms and conditions hereof, and no Potential Default or Event of Default shall have occurred and be continuing; and

          (c) after giving effect to the requested extension of credit and to each Loan that has been made and each L/C issued hereunder, the aggregate principal amount of all Revolving Credit Obligations then outstanding shall not exceed the Banks' Revolving Credit Commitments then in effect;

          and the request by the Borrower for any Loan or L/C pursuant hereto shall be and constitute a warranty to the foregoing effects.

Section 6.4. Legal Matters. All legal, tax and regulatory matters incident to the execution and delivery of the Loan Documents shall be satisfactory to each of the Banks and their legal counsel.


Section 7.           Covenants.

          It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Note, Reimbursement Obligation or L/C remains outstanding, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

          Section 7.1. Maintenance of Property and Business. (a) The Borrower will, and will cause each Subsidiary to, keep and maintain all of its Properties necessary or useful in its business in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operating and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks as holders of the Revolving Notes.

          (b) The Borrower will, and will cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 7.6 hereof. The Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect all material licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights and other proprietary rights necessary to the proper conduct of its business.

          (c) The Borrower will not permit Maverick International to (i) own any assets having an aggregate net book value in excess of $1,000,000,
          (ii) incur any liabilities in excess of $1,000,000 and (iii) engage in any business or operations other than the business and operations engaged in by Maverick International on the date hereof (namely, acting as a foreign sales corporations and owning and operating foreign sales corporations).

          Section 7.2. Taxes. The Borrower will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or any Subsidiary or against its Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent that the same is being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves, determined in accordance with GAAP consistently applied, have been established with respect thereto.

          Section 7.3. Maintenance of Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates. The Agent shall be named as loss payee under any insurance policies which relate to the Collateral. The Borrower shall, at the Agent's or any Bank's request, provide copies to the Agent and each Bank of all insurance policies and other materials related thereto maintained by the Borrower and its Subsidiaries.

          Section 7.4. Financial Reports. The Borrower will, and will cause each Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to the Banks and their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as may from time to time be requested and, without any request, will furnish each Bank:

          (a) as soon as available, and in any event within 45 days after the close of each monthly period of the Borrower which is also the end of a fiscal quarter of the Borrower and within 30 days after the close of each other monthly fiscal period of the Borrower (i) a copy of consolidated balance sheets and profit and loss statements for the Borrower and its Subsidiaries (for such monthly period and the year to date) for such period of such Borrower and for the corresponding periods of the preceding fiscal year, and (ii) consolidating balance sheets and profit and loss statements for the Borrower and each Subsidiary for the year to date, and (iii) in respect of each month which is also the end of a fiscal quarter of the Borrower, a copy of the Borrower's 10-Q for such period, all in reasonable detail, prepared by the Borrower and certified by the chief financial officer of the Borrower;

          (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the audit report for such year and accompanying financial statements, including consolidated balance sheets, reconciliations of change in stockholders' equity, profit and loss statements and statements of cash flows for the Borrower and its Subsidiaries showing in comparative form the figures for the previous fiscal year of the Borrower, all in reasonable detail, accompanied by the unqualified opinion of Ernst & Young LLP or other independent public accountants of nationally recognized standing selected by the Borrower and satisfactory to each Bank;

          (c) within 30 days after the last day of each month, a Borrowing Base Certificate in the form of Exhibit D hereto, setting forth a computation of the Borrowing Base on a consolidated and consolidating basis for the Borrower and its Subsidiaries as of the last day of the period covered thereby, certified as correct by the Borrower's chief financial officer, and certifying that the signer thereof has re-examined the terms and provisions of the Loan Documents and that to the best of his knowledge and belief, no Potential Default or Event of Default has occurred or, if any such Potential Default or Event of Default has occurred, setting forth the description of such Potential Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same;

          (d) within 45 days after the last day of each month which is also the end of a fiscal quarter of the Borrower and within 30 days after the last day of each other month, an accounts receivable aging report in the form of Exhibit G attached hereto;

          (e) within 45 days after the last day of each month which is also the end of a fiscal quarter of the Borrower and within 30 days after the last day of each other month, a Compliance Certificate in the form of Exhibit F attached hereto, prepared and signed by the chief financial officer of the Borrower;

          (f) (i) within 30 days prior to the last day of each fiscal year of the Borrower, a copy of the Borrower's preliminary operating budget for the immediately following fiscal year and (ii) upon the approval by the Borrower's board of directors but in any event within 60 days after the last day of each fiscal year of the Borrower, a copy of the borrower's final operating budget for the immediately following fiscal year;

          (g) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of the Borrower's form 10-K annual report, including financial statements audited by Ernst & Young or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Required Banks, its form 10-Q quarterly report to the Securities and Exchange Commission and any Form 8-K filed by the Borrower with the Securities and Exchange Commission; and

          (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

          Section 7.5. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit the Banks, by their representatives and agents, to inspect any of the Properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers at such times and intervals as the Banks may request. So long as no Potential Default or Event of Default shall have occurred and be continuing, the Borrower shall pay to the Banks from time to time upon demand an amount sufficient to compensate the Banks for their fees, charges and expenses in connection with two field audits of the Collateral per year for the Borrower. During the existence of any Event of Default or Potential Default, the Banks may perform more than two field audits in each calendar year, with all fees, charges and expenses of the Banks associated therewith to be paid by the Borrower.

          Section 7.6. Consolidation and Merger. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the Property or capital stock of any other Person, unless:

          (a) the Borrower or Subsidiary shall be the surviving entity of any such merger;

          (b) the Person merging into or being acquired by the Borrower or a Subsidiary shall be in the same or a related line of business as the Borrower or one or more of its Subsidiaries;

          (c) no Potential Default or Event of Default shall exist before or after giving effect to such merger; and

          (d) the aggregate consideration paid by the Borrower and its Subsidiaries in all such mergers and acquisitions and all investments and acquisitions permitted by Sections 7.16(j) and (k) hereof in any 12-month period, shall not exceed $5,000,000.

          Section 7.7. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of the Borrower except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower.

          Section 7.8. Funded Debt Ratios. (a) The Borrower will not at any time permit its Total Funded Debt Ratio to exceed 3.25 to 1.

          (b) The Borrower will not at any time permit its Adjusted Funded Debt Ratio to exceed 3.35 to 1 at December 31, 2000 and 3.25 to 1 thereafter.

          Section 7.9. Minimum Adjusted EBITDA. The Borrower will not permit its Adjusted EBITDA for the four consecutive fiscal quarters of the Borrower ending on the dates specified as follows to be less than
          (i) $40,000,000 as of September 30,  2000 and  (ii) $45,000,000  as of
          December 31, 2000.

          Section 7.10. Minimum Consolidated Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth in an amount not less than (a) $204,000,000 at all times from the date hereof through December 31, 2000 and (b) at all times during each fiscal quarter of the Borrower thereafter, in an amount not less than the Minimum Required Amount. For the purposes hereof, the term "Minimum Required Amount" shall mean an amount equal to the sum of (i) the Minimum Required Amount required to be maintained by the Borrower during the immediately preceding fiscal quarter, plus (ii) 75% of the Borrower's Consolidated Net Income (but not less than zero) for such fiscal quarter then ended.

          Section 7.11. Maximum Leverage Ratio. The Borrower will not permit the
          ratio  of  its   Total   Consolidated   Funded   Debt  to  its   Total
          Capitalization to exceed 0.5 to 1 at any time.

          Section 7.12. Minimum Interest Coverage Ratio. The Borrower, as of the close of each fiscal quarter of the Borrower specified below, will not permit its Interest Coverage Ratio to be less than (i) 1.15 to 1 for the Borrower's fiscal quarter ended December 31, 2000, (ii) 2.00 to 1 for the Borrower's fiscal quarter ended March 31, 2001 and (iii) 2.50 to 1 for each fiscal quarter of the Borrower ending thereafter.

          Section 7.13. Restricted Payments. The Borrower will not (a) declare or pay any dividends on any class of stock, (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock, or (c) make any distribution of any kind or character with respect to its capital stock; provided, however, in each case no Potential Default or Event of Default shall then exist or result therefrom the Borrower may pay cash dividends on its common stock and may purchase its capital stock in an aggregate amount for all such dividends and purchases in each fiscal year of the Borrower not exceeding the lesser of a (a) $6,000,000 and (b) 50% of Consolidated Net Income for the most recently completed fiscal year.

          Section 7.14. Liens. The Borrower will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any lien, charge or security interest of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by the Borrower or any Subsidiary, other than:

          (a) liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which the Borrower or a Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with GAAP and that the obligation is not for borrowed money, customer advances, trade payables, or obligations to agricultural producers;

          (b) the pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of the Borrower and all Subsidiaries so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $2,500,000 at any one time outstanding;

          (c) liens, pledges, mortgages, security interests, or other charges granted to the Agent to secure the Notes, Hedging Liability, Reimbursement Obligations, the L/Cs and other amounts payable under the Loan Documents;

          (d) liens, pledges, mortgages, security interests or other charges existing on the date hereof and set forth on Exhibit I attached hereto;

          (e) liens, pledges, mortgages, security interests and other encumbrances on Property which secure only indebtedness incurred to finance the acquisition of such Property (but only to the extent of the fair market value of such Property and not including purchase money security interests in Inventory);

          (f) liens for property taxes and assessments or governmental charges or levies which are not yet due and payable;

          (g) liens incidental to the conduct of business or the ownership of Properties and assets (including warehousemen's liens, grower liens and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and for which adequate reserves, determined in accordance with GAAP, have been established;

          (h) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

          (i) mortgages, liens and encumbrances on the Borrower's real estate and equipment securing only Funded Debt permitted by Section 7.15(f) hereof; and

          (j) purchase money security interests in Restricted Inventory so long as the aggregate value of the Restricted Inventory so encumbered does not at any time exceed $5,000,000.

          Section 7.15. Borrowings and Guaranties. The Borrower will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any indebtedness for borrowed money (including as such all indebtedness representing the deferred purchase price of Property and all indebtedness, obligations and liabilities relating to bankers acceptances and letters of credit) or customer advances, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any liability or indebtedness of any other Person, other than:

          (a) indebtedness of the Borrower arising under or pursuant to this Agreement or the other Loan Documents;

          (b) the liability of the Borrower and its Subsidiaries arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

          (c) indebtedness of the Borrower and its Subsidiaries existing on the date hereof and set forth on Exhibit J attached hereto, other than indebtedness under the Previous Credit Agreement;

          (d) trade payables of the Borrower and its Subsidiaries arising in the ordinary course of the Borrower's and its Subsidiaries' business;

          (e) indebtedness of the Subsidiaries to the Borrower;

          (f) Funded Debt in an aggregate principal amount of up to $8,000,000 with respect to bonds or notes or other secured indebtedness to be guaranteed by the Arkansas Development and Finance Authority and/or the Arkansas Industrial Development Corporation and any refundings or refinancings thereof;

          (g) indebtedness of the Borrower and the Domestic Subsidiaries not otherwise permitted by this Section 7.15, provided that the aggregate principal amount of all such indebtedness outstanding at any time does not exceed $3,000,000;

          (h) indebtedness of the Guarantors to the Borrower and indebtedness of the Guarantors to the Agent and the Banks under the Subsidiary Guaranty;

          (i) indebtedness in an aggregate principal amount not to exceed Canadian $40,000,000 to the extent incurred by Prudential to finance its working capital needs so long as the terms and conditions applicable to such indebtedness are acceptable to the Agent and the Required Banks; and

          (j) guarantees by the Borrower or any of its Subsidiaries in an aggregate principal amount not in excess of $5,000,000.

          Section 7.16. Investments, Loans, Advances and Acquisitions. The Borrower will not, and will not permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations, capital contributions or otherwise) in or make any loan or advance to, any other Person, or acquire substantially as an entirety the Property or business of any other Person, other than:

          (a) investments in certificates of deposit having a maturity of two years or less issued by any Bank and which are held by the Bank issuing the same;

          (b) investments in commercial paper rated P1 by Moody's Investors Services, Inc. or A1 by Standard and Poor's Corporation maturing within 270 days of the date of issuance thereof;

          (c) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Subsidiary of the Borrower;

          (d)  investments  shown on the  financial  statements  referred  to in
          Section 5.2 in existing Subsidiaries;

          (e) advances to the Borrower's foreign sales corporations made in the ordinary course of the Borrower's business in an aggregate principal amount outstanding at any time of up to $100,000;

          (f) marketable obligations issued, guarantied, or fully insured by the United States of America, or those for which the full faith and credit of the United States of America is pledged for the repayment of principal and interest thereof; provided that such obligations have a final maturity of no more than two years from the date acquired by the Borrower;

          (g) marketable obligations issued, guarantied or fully insured by any agency, instrumentality, or corporation of the United States established or to be established by the Congress, for the which the credit of such agency, instrumentality, or corporation is pledged for the repayment of the principal and interest thereof; provided that such obligations have a final maturity of no more than one year from the date acquired by the Borrower; and

          (h) any investments listed from time to time on the "working list" maintained by Harris Trust and Savings Bank or Harris Investment Management, Inc., acting as a fiduciary agent;

          (i) loans,  advances and  guaranties  not otherwise  permitted by this
          Section 7.16, provided that the aggregate amount of all such loans, advances and guaranties outstanding at any time does not exceed $5,000,000;

          (j) other investments in and acquisitions (other than by merger or consolidation) substantially as an entirety of the Property or business of any Person or a majority of the capital stock or other equity interests of any other Person, provided that:

          (i) such Person shall be in the same or a related line of business as the Borrower or one or more Subsidiaries;

          (ii) the board of directors (or equivalent governing body) of such Person shall have given its prior effective written consent or approval of such acquisition;

          (iii) no Potential Default or Event of Default shall exist before or after giving effect to such acquisition; and

          (iv) the aggregate consideration paid in connection with all such investments and acquisitions, all mergers permitted by Section 7.6 hereof and all investments and acquisitions permitted by
          Section 7.16(k) hereof, does not exceed $5,000,000 in any 12-month period;

          (k) investments in and acquisitions of less than all or substantially all of the Property or business of any Person or of less than a majority of the capital stock or other equity interests of any other Person, provided that:

          (i) such Person shall be in the same or a related line of business as the Borrower or one or more Subsidiaries;

          (ii) the Board of Directors (or equivalent governing body) of such Person shall have given its prior effective written consent or approval of such acquisition;

          (iii) no Potential Default or Event of Default shall exist before or after giving effect to such acquisition; and

          (iv) the aggregate consideration paid in connection with all such investments and acquisitions, all mergers permitted by Section 7.6 and all investments and acquisitions permitted by 7.16(j) hereof, does not exceed $5,000,000 in any 12-month period;

          (l) investments in and loans and advances to the Guarantors; and

          (m)  (i) investments  existing  on the date hereof in  Prudential  and
          (ii) additional investments, loans and advances to Prudential in an aggregate principal amount not in excess of $1,000,000 at any one time outstanding.

          Notwithstanding anything contained in this 7.16 to the contrary, other than as specified in Section 7.16(m) above, the sum of (i) all investments by the Borrower or any Guarantor in, (ii) all loans and advances by the Borrower or any Guarantor to, and (iii) all guarantees by the Borrower or any Guarantor of indebtedness of, any Subsidiary of the Borrower which is not a Guarantor shall not aggregate an amount in excess of $1,000,000 at any one time outstanding.

          Section 7.17. Sale of Property. The Borrower will not and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or a material part of its Property to any other Person; provided, however, that so long as no Event of Default or Potential Default has occurred and is continuing or would result after giving effect thereto, the Borrower and its Subsidiaries may make:

          (a) sales of its Inventory in the ordinary course of business; and

          (b) sales or leases of its surplus, obsolete or worn-out machinery and equipment.

          For purposes of this Section, "material part" shall mean 5% or more of the book value of all of the property of the Borrower and its Subsidiaries.

          Section 7.18. Notice of Suit or Adverse Change in Business or Default. The Borrower shall, as soon as possible, and in any event within ten
          (10) days after it learns of the following, give written notice to the Agent and each Bank of (i) any material proceeding(s) being instituted or threatened to be instituted by or against the Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) any material adverse change in the business, Property or condition, financial or otherwise (including, without limitation, any material loss or depreciation in the value of the Collateral) of the Borrower, and (iii) the occurrence of any Potential Default or Event of Default.

          Section 7.19. ERISA. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is likely to result in the imposition of a lien against any of its Property and will promptly notify the Agent and each Bank of (i) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan, (ii) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (iii) its intention to terminate or withdraw from any Plan. The Borrower will not, and will not permit any Subsidiary to, terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

          Section 7.20. Supplemental Performance. The Borrower will, and will cause each Subsidiary to, at any time and from time to time upon request of any Bank take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, security agreements or other instruments which such Bank in its discretion deems necessary to carry out the purposes of the Loan Documents.

          Section 7.21. Use of Proceeds. The Borrower shall use the proceeds of each Loan and other extensions of credit hereunder only (a) to pay the Borrower's indebtedness under the Previous Credit Agreement and (b) so long as such use of proceeds is not otherwise prohibited by the terms hereof and such use would not otherwise cause the occurrence of a Potential Default or an Event of Default hereunder, for proper corporate purposes of the Borrower.

          Section 7.22. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) the maintenance and preservation of its corporate existence and qualification as a foreign corporation except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, of Borrower or any Subsidiary.

          Section 7.23. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and Properties in compliance with all Environmental Laws where the failure to do so could have a material adverse effect on the condition, financial or otherwise, of the Borrower or any of its Subsidiaries, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous materials in material compliance with all applicable Environmental Laws;

          (b) immediately notify the Agent and each Bank and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and Property or compliance with Environmental Laws, and shall promptly, but in no event later than 45 days (or, if such actions or proceedings are capable of being cured but not within 45 days, then, in no event later than 105 days so long as Borrower continues to diligently proceed to cure) after the occurrence of such actions or proceedings, cure and have dismissed, to the reasonable satisfaction of the Banks, any actions and proceedings relating to compliance with Environmental Laws; and

          (c) provide such information and certifications which the Agent or any Bank may reasonably request from time to time to evidence compliance with this Section 7.23.

          Section 7.24. Subsidiaries.

          (a) No Restriction. The Borrower shall not and shall not permit any Subsidiary directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (or the Borrower, in the case of subsections (v) and (vii) of this Section) to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary of the Borrower; (ii) pay any indebtedness owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; (iv) transfer any of its Property or assets to the Borrower or any other Subsidiary;
          (v) merge or consolidate with or into the Borrower or any other Subsidiary of the Borrower; (vi) guaranty the payment when due of the Borrower's indebtedness, obligations and liabilities to the Agent or the Banks; or (vii) grant to the Agent for the benefit of the Banks liens and security interests on such Subsidiary's or the Borrower's assets to secure the payment of the Borrower's and the Guarantors' indebtedness, obligations and liabilities under the Loan Documents; provided that (1) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (2) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Exhibit K (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (3) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (4) clause (vii) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property securing such indebtedness and (5) clause (vii) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          (b) Maintenance. The Borrower shall not assign, sell or transfer, nor shall it permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock of Subsidiaries granted to the Agent pursuant to the Security Documents, (b) the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (c) any transaction permitted by Section 7.6 above.

          (c) Formation. Promptly upon the formation or acquisition of any Subsidiary, the Borrower shall provide the Agent and the Banks notice thereof and timely comply with the requirements of Section 1.8 hereof.

          Section 7.25. No Changes in Fiscal Year. The Borrower shall not, nor shall it permit any Subsidiary to, change its fiscal year from its present basis.

          Section 7.26. Operating Leases. The Borrower will not, and will not permit any Subsidiary to, enter into any rental agreement or lease as lessee of real or personal property, which is not a Capitalized Lease, if the aggregate of annual Rentals payable under all such agreements or leases would exceed $4,000,000 during any fiscal year of the Borrower.

          Section 7.27. Change in the Nature of Business. The Borrower shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the date hereof.

          Section 7.28. Prudential Line of Credit. Prudential shall, and the Borrower shall cause Prudential to, maintain at all times an unsecured demand line of credit (which may be availed by Prudential in the form of loans and/or letters of credit) in an aggregate principal amount not more than Canadian $40,000,000 and on terms and conditions satisfactory to the Agent and the Required Banks.


Section 8.           Events of Default and Remedies.

          Section 8.1. Definitions. Any one or more of the following shall constitute an Event of Default:

          (a) Default in the payment when due of any principal of or interest on any Note, whether at the stated maturity thereof or as required by
          Section 2.4 hereof or at any other time provided in this Agreement, or of any Reimbursement Obligation, or of any fee or other amount payable by the Borrower pursuant to this Agreement, which default, in the case of default in the payment when due of any interest on any Note, continues for five days after the due date therefor;

          (b) Default in the observance or performance of any covenant set forth in Sections 7.3, 7.5, 7.6, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14,
          7.15,  7.16,  7.17,  7.20,  7.24, 7.25, 7.26, 7.27 and 7.28 inclusive, hereof, or of any provision of any Security Document requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of such Collateral;

          (c) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after the first to occur of (i) the Borrower's knowledge thereof or (ii) written notice thereof to the Borrower by the Agent or any Bank;

          (d) Default shall occur under any evidence of indebtedness in a principal amount exceeding $2,000,000 issued or assumed or guaranteed by the Borrower or any Subsidiary, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder;

          (e) Any representation or warranty made by the Borrower herein or in any Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof;

          (f) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes, other than those fully covered by insurance in a manner acceptable to the Banks, in an aggregate amount in excess of $2,000,000 shall be entered or filed against the Borrower or any Subsidiary or against any of their respective Property or assets and remain unstayed and undischarged for a period of 60 days from the date of its entry;

          (g) Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty
          (30) days after written notice to such effect shall have been given to the Borrower by any Bank; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to administer or terminate any such Plan;

          (h) The Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) admit in writing its inability to pay, or not pay, its debts generally as they become due or suspend payment of its obligations, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its property,
          (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or
          (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(i) hereof;

          (i) A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of its respective Property, or a proceeding described in Section 8.1(h)(v) shall be instituted against any Borrower or any Subsidiary and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 60 days;

          (j) Any Guarantor shall breach, repudiate, disavow or purport to terminate its obligations under the Subsidiary Guaranty or any part thereof, or the Subsidiary Guaranty or any part thereof shall for any reason not be the legal, valid and binding obligation of any Guarantor Subsidiary;

          (k) Royal Bank of Canada or any other applicable lender shall for any reason suspend, terminate, cancel or otherwise cease to maintain in full force and effect its unsecured demand line of credit to Prudential in an aggregate principal amount not more than Canadian $40,000,000 and on terms and conditions satisfactory to the Agent and the Required Banks and such suspension, termination, cancellation or cessation continues for 30 days after written notice thereof to Prudential, the Borrower or any other Subsidiary; or

                   (l)     a Change of Control Event shall occur.

          Section 8.2. Remedies for Non-Bankruptcy Defaults. When any Event of Default, other than an Event of Default described in subsections (h) and (i) of Section 8.1 hereof, has occurred and is continuing, the Agent, if directed by any of the Banks, shall give notice to the Borrower and take any or all of the following actions: (i) terminate the remaining Revolving Credit Commitments hereunder on the date (which may be the date thereof) stated in such notice, (ii) declare the principal of and the accrued interest on the Notes and unpaid
          Reimbursement   Obligations  to  be  forthwith  due  and  payable  and
          thereupon the Notes and unpaid Reimbursement Obligations including both principal and interest, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, and (iii) proceed to foreclose against any Collateral under any of the Security Documents, take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Bank may exercise the right of set off with regard to any deposit accounts or other accounts maintained by the Borrower with any of the Banks.

          Section 8.3. Remedies for Bankruptcy Defaults. When any Event of Default described in subsections (h) or (i) of Section 8.1 hereof has occurred and is continuing, then the Notes shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

          Section 8.4. L/Cs. Promptly following the acceleration of the maturity of the Notes pursuant to Section 8.2 or 8.3 hereof, the Borrower shall immediately pay to the Agent for the benefit of the Banks the full undrawn face amount of all then outstanding L/Cs. The Agent shall hold all such funds and proceeds thereof as additional collateral security for the obligations of the Borrower to the Banks under the Loan Documents. The amount paid under any L/C for which the Borrower has not reimbursed the Banks shall bear interest from the date of such payment at the default rate of interest specified in Section 1.3(c)(i) hereof.

          Section 8.5. Expenses. The Borrower agrees to pay to the Agent and each Bank, and any other holder of any Note outstanding hereunder, all expenses reasonably incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Potential Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents.


Section 9.           Change in Circumstances Regarding Eurodollar Loans.

          Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof with respect to Eurodollar Loans, any Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful for such Bank to make or continue to maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower to such effect, and such Bank's obligation to make or relend any such affected Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such affected Loan. The Borrower shall prepay the outstanding principal amount of any such affected Eurodollar Loan made to it, together with all interest accrued thereon and all other amounts due and payable to the Banks under Section 9.4 of this Agreement, on the earlier of the last day of the Interest Period applicable thereto and the first day on which it is illegal for such Bank to have such Loans outstanding; provided, however, the Borrower may then elect to borrow the principal amount of such affected Loan by means of another type of Revolving Credit Loan available hereunder, subject to all of the terms and conditions of this Agreement.

          Section 9.2. Unavailability of Deposits or Inability to Ascertain the Adjusted Eurodollar Rate. Notwithstanding any other provision of this Agreement or any Note to the contrary, if prior to the commencement of any Interest Period any Bank shall determine (i) that deposits in the amount of any Eurodollar Loan scheduled to be outstanding are not available to it in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate, then the Agent shall promptly give telephonic or telex notice thereof to the Borrower and the Banks (such notice to be confirmed in writing), and the obligation of the Banks to make any such Eurodollar Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the Adjusted
          Eurodollar Rate. Upon the giving of such notice, the Borrower may elect to either (i) pay or prepay, as the case may be, such affected Loan, subject to the provisions of Section 9.4 hereof or (ii) reborrow such affected Loan as another type of Revolving Credit Loan available hereunder, subject to all terms and conditions of this Agreement.

          Section 9.3. Taxes and Increased Costs. With respect to any outstanding Eurodollar Loans, if any Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank or its lending branch or the Eurodollar Loans contemplated by this Agreement (whether or not having the force of law) ("Change in Law") shall:

          (a) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, or Loans by, or any other acquisition of funds or disbursements by, such Bank (other than reserves included in the determination of the Adjusted Eurodollar Rate);

          (b) subject such Bank, any Eurodollar Loan, or any Note to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee deduction or withholding in respect of this Agreement, any Eurodollar Loan, or any Note except such taxes as may be measured by the overall net income of such Bank or its lending branch and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located or in which the Bank has nexus;

          (c) change the basis of taxation of payments of principal and interest due from the Borrower to such Bank hereunder or under any Note (other than by a change in taxation of the overall net income of such Bank); or

          (d) impose on such Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, its disbursement, any Eurodollar Loan, or any Note;

          and such Bank shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of principal or interest received by such Bank, then the Borrower shall pay to such Bank from time to time as specified by such Bank such additional amounts as such Bank shall determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If any Bank makes such a claim for compensation, it shall provide to the Borrower a certificate setting forth such increased cost or reduced amount as a result of any event mentioned herein specifying such Change in Law, and such certificate shall be conclusive and binding on the Borrower as to the amount thereof except in the case of manifest error or willful misconduct. Upon the imposition of any such cost, the Borrower may prepay any affected Loan, subject to the provisions of Sections 2.3 and 9.4 hereof.

          Section 9.4. Funding Indemnity. (a) In the event any Bank shall incur any loss, cost, expense or premium (including, without limitation, any loss of profit and any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid such Bank) as a result of:

          (i) any payment or prepayment of a Eurodollar Loan on a date other than the last day of the then applicable Interest Period;

          (ii) any failure by the Borrower to borrow any Eurodollar Loan on the date specified in the notice given pursuant to Section 1.6 hereof; or

          (iii) the occurrence of any Event of Default;

          then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense.

          (b) If any Bank makes a claim for compensation under this Section 9.4, it shall provide to the Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on the Borrower as to the amount thereof except in the case of manifest error.

          Section 9.5. Lending Branch. Each Bank may, at its option, elect to make, fund or maintain its Eurodollar Loans hereunder at the branch or office specified opposite its signature on the signature page hereof or such other of its branches or offices as such Bank may from time to time elect, subject to the provisions of Section 1.6(b) hereof.

          Section 9.6. Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood however, that for the purposes of this Agreement all determinations hereunder (including determinations for the purposes of Section 9.4) shall be made as if the Banks had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.


Section 10.          The Agent.

          Section 10.1. Appointment and Powers. Harris Trust and Savings Bank is hereby appointed by the Banks as Agent under the Loan Documents, including but not limited to the Security Documents, wherein the Agent shall hold a security interest for the benefit of the Banks, solely as the Agent of the Banks, and each of the Banks irrevocably authorizes the Agent to act as the Agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Agreement.

          Section 10.2. Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of the Loan Documents, together with such powers as are incidental thereto. The Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under the Loan Documents except any action specifically provided by the Loan Documents to be taken by the Agent.

          Section 10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

          Section 10.4. No Responsibility for Loans, Recitals, etc. The Agent shall not (i) be responsible to the Banks for any recitals, reports, statements, warranties or representations contained in the Loan Documents or furnished pursuant thereto, (ii) be responsible for the value, worth, payment or collection of any Loans hereunder, (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Loan Documents, or (iv) be responsible to determine or verify the existence, eligibility or value of any Collateral, or the correctness of any Borrowing Base Certificate. In addition, neither the Agent nor its counsel shall be responsible to the Banks for the enforceability or validity of any of the Loan Documents.

          Section 10.5. Right to Indemnity. The Banks hereby indemnify the Agent for any actions taken in accordance with this Section 10, and the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct.

          Section 10.6. Action Upon Instructions of Banks. The Agent agrees, upon the written request of the Banks, to take any action of the type specified in the Loan Documents as being within the Agent's rights, duties, powers or discretion. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of any of the Notes. In the absence of a request by the Banks, the Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Loan Documents specifically require the consent of all of the Banks.

          Section 10.7. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created.

          Section 10.8. Reliance on Documents; Counsel. Absent gross negligence or willful misconduct, the Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Agent.

          Section 10.9. May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

          Section 10.10. Agent's Reimbursement. Each Bank agrees to reimburse the Agent pro rata in accordance with its Commitment Percentage for any reasonable out-of-pocket expenses (including fees and charges for field audits) not reimbursed by the Borrower (a) for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents and (b) for any other reasonable expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents.

          Section 10.11. Rights as a Lender. With respect to its commitment, Loans made by it, the L/C issued by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower as if it were not the Agent.

          Section 10.12. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

          Section 10.13. Resignation of Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Banks under this Agreement and the other Loan Documents at any time by sixty days' notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor. The Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor Agent shall not have been appointed within the sixty day period following the giving of notice by the Agent, the Agent may appoint its own successor. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a Bank chartered in any State of the United States.

          Section 10.14.   Duration  of  Agency.   The  agency   established  by
          Section 10.1 hereof shall continue, and Sections 10.1 through and including this Section 10.14 shall remain in full force and effect, until the Notes and all other amounts due hereunder and thereunder, including without limitation all Reimbursement Obligations, shall have been paid in full and the Banks' commitments to extend credit to or for the benefit of the Borrower shall have terminated or expired.

          Section 10.15. Letter of Credit Issuer. Harris shall act on behalf of the Banks with respect to any L/C issued by it and the documents associated therewith. Harris shall have all of the benefits and immunities (i) provided to the Agent in this Section 10 with respect to any acts taken or omissions suffered by Harris in connection with L/Cs issued by it or proposed to be issued by it and the Applications pertaining to such L/Cs as fully as if the term "Agent", as used in this Section 10, included Harris with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to Harris in such capacity.

          Section 10.16. Hedging Arrangements. By virtue of a Bank's execution of this Agreement or an assignment agreement pursuant to Section 11.19 hereof, as the case may be, any Affiliate of such Bank with whom the Borrower has entered into an agreement creating Hedging Liability shall be deemed a Bank party hereto for purposes of any reference in a Loan Document to the parties for whom the Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Collateral and the Loan Documents as more fully set forth in other provisions hereof.


Section 11.          Miscellaneous.

          Section 11.1. Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement may be amended only by a written amendment executed by the Borrower, the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrower shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, provided, however, that (1) without the consent in writing of the holders of all outstanding Notes and unpaid Reimbursement Obligations and the issuer of the L/Cs, or all Banks if no Note or L/C is outstanding, no such amendment or waiver shall (a) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of any of the Notes or reduce the rate or extend the time of payment of interest on any of the Notes, or reduce the amount of principal thereof, or modify any of the provisions of any of the Notes with respect to the payment or prepayment thereof,
          (b) give to any Note any preference over any other Notes, (c) amend the definition of Required Banks, (d) alter, modify or amend the provisions of this Section 11.1, (e) change the amount or term of any of the Banks' Revolving Credit Commitments, Swingline Commitment or the fees required under Section 2.1 hereof (it being understood that waivers or modifications of covenants, conditions or Events of Default shall not constitute a change in Commitments), (f) alter, modify or amend the provisions of Section 6 of this Agreement, (g) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice, (h) change the advance rates under the Borrowing Base, or (i) release any Collateral under the Security Documents, unless such release is permitted or contemplated by the Loan Documents; (2) without the consent of the Agent no such amendment or waiver shall affect the rights of the Agent under Section 10 hereof; and (3) without the consent of Harris no such amendment or waiver shall amend Sections 1.1, 1.2, 1.3, 1.4, 1.5, 1.6 or 1.7 hereof. Any such amendment or waiver shall apply equally to all Banks and the holders of any of the Notes and Reimbursement Obligations and shall be binding upon them, upon each future holder of any Note and Reimbursement Obligation and upon the Borrower, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

          Section 11.2. Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Note or Reimbursement Obligation in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

          Section 11.3. Several Obligations. The commitments of each of the Banks hereunder shall be the several obligations of each Bank and the failure on the part of any one or more of the Banks to perform hereunder shall not affect the obligation of the other Banks hereunder, provided that nothing herein contained shall relieve any Bank from any liability for its failure to so perform. In the event that any one or more of the Banks shall fail to perform its commitment hereunder, all payments thereafter received by the Agent on the principal of Loans and Reimbursement Obligations hereunder, whether from any Collateral or otherwise, shall be distributed by the Agent to the Banks making such additional Loans ratably as among them in accordance with the principal amount of additional Loans made by them until such additional Loans shall have been fully paid and satisfied, and all payments on account of interest shall be applied as among all the Banks ratably in accordance with the amount of interest owing to each of the Banks as of the date of the receipt of such interest payment.

          Section 11.4. Non-Business Day. (a) If any payment of principal or interest on any Domestic Rate Loan shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

          (b) If any payment of principal or interest on any Eurodollar Loan shall fall due on a day which is not a Business Day, the payment date thereof shall be extended to the next date which is a Business Day and the Interest Period for such Loan shall be accordingly extended, unless as a result thereof any payment date would fall in the next calendar month, in which case such payment date shall be the next preceding Business Day.

          Section 11.5. Survival of Indemnities. All indemnities and all provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield to the Banks with respect to Eurodollar Loans, including, but not limited to, Sections 9.3 and 9.4 hereof, shall survive the termination of this Agreement and the payment of the Notes.

          Section 11.6. Documentary Taxes. Although the Borrower is of the opinion that no documentary or similar taxes are payable in respect to this Agreement or the Notes, Borrower agrees that it will pay such taxes, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

          Section 11.7. Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made and as reaffirmed on the date of each borrowing, request for L/C and as long as any credit is in use or available hereunder.

          Section 11.8. Notices. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telex and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telex or 2 days after the date when deposited in the United States mail (registered, if to Borrower) addressed if to Borrower to 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri 63017,
          Attention: Vice President Finance; if to the Agent or Harris at 111 West Monroe Street, Chicago, Illinois 60690, Attention: Emerging Majors West; and if to any of the Banks, at the address for each Bank set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 11.8.

          Section 11.9. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and each Bank in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the fees and expenses of Chapman and Cutler, special counsel to the Agent; all reasonable out-of-pocket costs and expenses of the Agent and the reasonable out-of-pocket costs and expenses of each Bank (including in each case attorneys' fees and expenses) incurred in connection with any consents or waivers hereunder or amendments hereto, and all reasonable out-of-pocket costs and expenses (including attorneys' fees and expenses), if any, incurred by the Agent, the Banks or any other holders of a Note or any Reimbursement Obligation in connection with the enforcement of this Agreement or the Notes and the other instruments and documents to be delivered hereunder. The Borrower agrees to indemnify and save harmless the Banks and the Agent from any and all liabilities, losses, costs and expenses incurred by the Banks or the Agent in connection with any action, suit or proceeding brought against the Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Notes, or out of any action or inaction by the Agent or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified.

          (b) Without limiting the generality of the foregoing, the Borrower unconditionally agrees to forever indemnify, defend and hold harmless, the Agent and each Bank, and covenants not to sue for any claim for contribution against, the Agent or any Bank for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Borrower or any Subsidiary or otherwise occurring on or with respect to their respective Property, (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by the Borrower or any Subsidiary or otherwise occurring on or with respect to their respective Property, (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to their respective Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Borrower made herein or in any loan agreement, promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of the Borrower owing to the Agent or any Bank or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the Agent's or such Bank's willful misconduct or gross negligence. This indemnification shall survive the payment and satisfaction of all indebtedness, obligations and liabilities of the Borrower owing to the Agent and the Banks and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Agent and the Banks and their respective directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

          (c) The provisions of this Section 11.9 shall survive payment of the Notes and Reimbursement Obligations and the termination of the Banks' Commitments hereunder.

          Section 11.10. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Banks may execute a separate counterpart of this Agreement which has also been executed by the Borrower, and this Agreement shall become effective as and when Borrower and all of the Banks have executed this Agreement or a counterpart thereof and lodged the same with the Agent.

          Section 11.11. Successors and Assigns; Governing Law; Entire Agreement. This Agreement shall be binding upon the Borrower and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note or Reimbursement Obligation. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Illinois, except conflict of laws principles. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Borrower may not assign any of its rights or obligations hereunder without the written consent of all of the Banks.

          Section 11.12. Banks' Obligations Several. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity.

          Section 11.13. Severability. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

          Section 11.14. Table of Contents and Headings. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

          Section 11.15. Sharing of Payments. Each Bank agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-Off"), on any Loan, Reimbursement Obligation or other amount outstanding under this Agreement in excess of its ratable share of payments on all Loans, Reimbursement Obligations and other amounts then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans and Reimbursement Obligations held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Loans and Reimbursement Obligations then due and payable to such Bank bears to the total aggregate principal amount of Loans and Reimbursement Obligations then due and payable to all the Banks.

          Section 11.16. Conflict Among Documents. In the event of any conflict between the terms hereof and the terms of any Loan Document other than the L/C Agreement, the terms of such other Loan Document shall govern as to the provision in conflict and in the event of any conflict between the terms hereof and the terms of the L/C Agreement, the terms of this Agreement shall govern as to the provision in conflict.

          Section 11.17. Confidentiality. Each Bank agrees (on behalf of itself and its affiliates, directors, officers, employees, agents and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to such Bank by the Borrower or any of its Subsidiaries pursuant to this Agreement which is identified to such Banks by any of such, as being confidential at the time the same is delivered to such Bank; provided, however, that nothing contained in this Section 11.17 shall prohibit or limit the disclosure by any Bank of any such information (i) to the extent required by any statute, rule, regulation, subpoena or judicial process, (ii) to any governmental or regulatory agency having jurisdiction over such Bank, (iii) to any professional advisors, including counsel and accountants, for any Bank, (iv) to any bank examiners or auditors, (v) in connection with any litigation to which any Bank is a party, (vi) in connection with the enforcement of any Bank's rights and remedies under this Agreement, any of the Notes or any of the other Loan Documents or (vii) to any assignee or participant of any Bank (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to such Bank a
          confidentiality   agreement   in   substantially   the  form  of  this
          Section 11.17 and such Bank delivers to the Borrower a copy of such executed confidentiality agreement; and provided further, that in no event shall any Bank be obligated or required to return any materials furnished to such Bank by the Borrower or any of its Subsidiaries, hereunder. Notwithstanding the foregoing, no Bank shall have any liability to the Borrower or to any of its Subsidiaries or to any of their shareholders, partners, directors, officers, employees or agents by reason of, or in any way claimed to be related to, any disclosure by such Bank (or any of its affiliates, directors, officers, employees, agents or representatives) of any information with respect to the Borrower or any of its Subsidiaries except as the same results from the gross negligence or willful misconduct of such Bank as determined by a court of competent jurisdiction.

          Section 11.18. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and/or Reimbursement Obligations, participations in L/Cs, Swingline Loans and Commitment held by such Bank at any time and from time to time to one or more other Persons; provided that (i) no such participation shall relieve any Bank of any of its obligations under this Agreement,
          (ii) no such participant shall have any direct rights under this Agreement except as provided in this Section 11.18, and no Agent shall have any obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 9.3 and
          Section 9.4 hereof, up to an amount not exceeding the amount that would otherwise have been payable to the Bank who sold the participation interest to such party. The Borrower and each Guarantor authorizes each Bank to disclose to any participant or prospective participant under this Section 11.18 any financial or other information pertaining to the Borrower or any Guarantor.

          Section 11.19. Assignment Agreements and Register. (a) Each Bank shall have the right at any time, with the prior consent of the Agent and, so long as no Event of Default then exists, the Borrower (which consent of the Borrower shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes then held by such assigning Bank, together with an equivalent percentage of its obligation to make Loans and participate in L/Cs) to one or more commercial banks or other financial institutions or investors, provided that, unless otherwise agreed to by the Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Bank's rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment
          (i) unless the assigning Bank is assigning all of its Exposure, the assigning Bank shall retain at least $5,000,000 in its Exposure,
          (ii) the  assignee  Bank shall have  Exposure of at least  $5,000,000,
          (iii) each such assignment shall be evidenced by a written agreement (in form and substance acceptable to the Agent) executed by such assigning Bank, such assignee Bank or Banks, the Agent and, if required as provided above, the Borrower, and (iv) the assigning Bank shall pay to the Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with any such assignment agreement. Any such assignee shall become a Bank for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes with an Exposure in the amounts set forth in such assignment agreement and the assigning Bank shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The address for notices to such assignee Bank shall be as specified in the assignment agreement executed by it. Promptly upon the effectiveness of any such assignment agreement, the Borrower shall execute and deliver replacement Notes to the assignee Bank and the assigning Bank in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (all such Notes to constitute "Notes" for all purposes of the Loan Documents), and the assignee Bank shall thereafter surrender to the Borrower its old Notes. The Borrower authorizes each Bank to disclose to any purchaser or prospective purchaser of an interest in the Loans and Reimbursement Obligations owed to it or its applicable Commitment under this Section or any financial or other information pertaining to the Borrower or any Subsidiary.

          (b) Any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or secured party for such Bank as a party hereto; provided further, however, the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

          (c) The  Agent,  on  behalf of the  Borrower,  shall  maintain  at its address referred to in Section 11.8 a copy of each assignment agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and each Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an assignment and acceptance executed by an assigning Bank and an assignee, the Agent shall, if such assignment and acceptance has been completed and is acceptable to the Agent in form and substance, (a) accept such assignment and acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Borrower.

          Section 11.20. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Agent or any Bank may have received hereunder shall, at the option of the Agent, be (i) applied as a credit against the then outstanding principal amount of the aggregate Exposure hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or
          (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Agent or any Bank for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any component of the aggregate Exposure is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the maximum Rate, the rate of interest payable on the aggregate Exposure shall remain at the Maximum Rate until the Banks have received the amount of interest which such Banks would have received during such period on the aggregate Exposure had the rate of interest not been limited to the Maximum Rate during such period.

          Section 11.21. Construction. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Security Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Security Documents.

       Section 11.22.    Withholding Taxes.

          (a) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the
          Code) shall submit to the Borrower and the Agent on or before the date the initial Loan is made hereunder or, if later, the date such Bank becomes a Bank hereunder, two duly completed and signed copies of (i) either Form W-8BEN (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) or Form W-8ECI (relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans and Reimbursement Obligations) of the United States Internal Revenue Service or (ii) solely if such Bank is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, and a certificate representing that such Bank is not a bank for purposes of
          Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) (or in the case of any such form, such successor form as shall be adopted from time to time by the Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower or Agent to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to this Agreement or the Loans and Reimbursement Obligations. Upon the request of the Borrower or Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower a certificate to the effect that it is such a United States person.

          (b) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower any form or certificate that such Bank is obligated to submit pursuant to subsection (a) of this Section 11.22, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise become ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

          (c) Payment of Additional Amounts. If, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof after the date of this Agreement or, if later, the date a Bank becomes a Bank hereunder, the Borrower is required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America ("U.S. Taxes") from any payments to a Bank in respect of Loans or Reimbursement Obligations then or thereafter outstanding, or other amounts owing hereunder, the amount payable by the Borrower will be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield the amount required under this Agreement to be payable with respect thereto; provided that the Borrower shall not be required to pay any additional amount pursuant to this subsection (c) to any Bank that (i) is not, on the date this Agreement is executed by such Bank or, if later, the date such Bank became a Bank hereunder, either (x) entitled to submit Form W-8BEN relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans and Reimbursement Obligations, Form W-8ECI relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans and Reimbursement Obligations or Form W-8 relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans and Reimbursement Obligations (or, in any such case, such successor forms as shall be adopted from time to time by the Internal Revenue Service), or (y) a U.S. person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) has failed to submit any form or certificate that it was required to file pursuant to subsection (a) of this Section 12.18 and entitled to file under applicable law, or (iii) is no longer entitled to submit Form W-8BEN, Form W-8ECI or Form W-8 as a result of any change in circumstances other than a change in applicable law, regulation or treaty or in any official application or interpretation thereof. If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to the subsection (c), then such Bank will agree to use reasonable efforts to change the jurisdiction of its applicable lending office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank. Within 30 days after the Borrower's payment of any such U.S. Taxes, the Borrower shall deliver to the Agent, for the account of the relevant Bank(s), originals or certified copies of official tax receipts evidencing such payment. The obligations of the Borrower under this subsection (c) shall survive the payment in full of the Loans and Reimbursement Obligations and the termination of the Commitments. If any Bank or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any U.S. Taxes paid by the Borrower and evidenced by such a tax receipt, such Bank or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Bank or Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

          Section 11.23. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower, the Agent and each Bank hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to any Loan Document or the transactions contemplated thereby.

                                            [Signature Pages to Follow]

          Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

         Dated as of December 28, 2000.

Maverick Tube Corporation
By /s/ Gregg Eisenber
Its President and CEO

Accepted and Agreed to as of the day and year last above written.

Harris Trust and Savings Bank, individually and as Agent


By /s/ Haig C. Garabedian
Its Vice President

Address: 111 West Monroe Street
Chicago, Illinois 60690
Attention: Emerging Majors West


Firstar Bank, N.A.


By /s/ David Higbee
Its Vice President

Address: ___________________
___________________
Attention: ___________________


Bank of America, N.A.


By /s/ Mike Murphy
Its Vice President

Address: ___________________
___________________
Attention: ___________________

Exhibit A
Maverick Tube Corporation
Secured
Revolving Credit Note

December 28, 2000

          For Value Received, the undersigned, Maverick Tube Corporation, a Delaware corporation (the "Borrower") promises to pay to the order of ___________________________ (the "Lender") on the Termination Date (as
          defined in the Credit Agreement referred to below), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of _________________________________ or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower under the Revolving Credit provided for under the Credit Agreement hereinafter mentioned and remaining unpaid on the Termination Date, together with interest on the principal amount of each Revolving Credit Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

          The Lender shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of each Revolving Credit Loan made under the Revolving Credit, all payments of principal and interest and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts absent manifest error or willful misconduct; provided, however, that the failure of the Lender to record, or any mistake in recording, any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Revolving Credit Loans made under the Revolving Credit, together with accrued interest thereon.

          This Note is one of the Revolving Notes referred to in and issued under that certain Amended and Restated Secured Credit Agreement dated as of December 28, 2000, among the Borrower, Harris Trust and Savings Bank, as Agent, and the banks named therein, as amended from time to time (the "Credit Agreement"), and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, including without limitation the collateral security provided pursuant to the Security Documents (as defined in the Credit Agreement), to which Credit Agreement and Security
          Documents reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

          Prepayments may be made on any Revolving Credit Loan evidenced hereby and this Note (and the Revolving Credit Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement and the Security Documents.

         The undersigned hereby waives presentment for payment and demand.

          This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

Maverick Tube Corporation


By
Its___________________________________________________




                                    Exhibit B
                            Maverick Tube Corporation
                             Secured Swingline Note
                                                               December 28, 2000

For Value Received, the undersigned, Maverick Tube Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Harris Trust and Savings Bank (the "Bank"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the aggregate unpaid principal amount of all Swingline Loans made by the Bank to the Borrower under the Credit Agreement hereinafter mentioned in the amounts and payable in the manner and on the dates specified in said Credit Agreement, together with interest on the principal amount of each Swingline Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

The Bank shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of each Swingline Loan made by it to the Borrower under the Credit Agreement, all payments of principal and interest thereon and the principal balances from time to time outstanding; provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be prima facie evidence as to all such amounts absent manifest error; provided, however, that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Swingline Loans made under the Credit Agreement, together with accrued interest thereon.

This Note is the Swingline Note referred to in and issued under that certain Amended and Restated Secured Credit Agreement dated as of December 28, 2000, among the Borrower, Harris Trust and Savings Bank, as Agent, and the Banks named therein, as amended from time to time (the "Credit Agreement") and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, including without limitation the collateral security provided to the Security Document (as defined in the Credit Agreement), to which Credit Agreement and Security Documents reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

Prepayments may be made, and are sometimes required to be made, on any Swingline Loan evidenced hereby and this Note (and the Swingline Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement and the Security Documents.

The undersigned hereby waives presentment for payment and demand.

This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.


Maverick Tube Corporation



By
Its___________________________________________________





                                    Exhibit C

                        Application for Letter of Credit


                                  See Attached

                                    Exhibit D

                            Maverick Tube Corporation
                           Borrowing Base Certificate
                          as of _______________, 20___
                                ($000's omitted)

To:      Harris Trust and Savings Bank
         as Agent under the Amended and
         Restated Secured Credit Agreement
         hereinafter mentioned

Pursuant to the terms of that certain Amended and Restated Secured Credit Agreement (the "Agreement") dated as of December 28, 2000, among the undersigned, Maverick Tube Corporation (the "Borrower"), you, individually and as Agent thereunder, and the other Banks signatories thereto, the Borrower delivers to you the following computation of the Borrowing Base, as defined in
Section 4.1 of the Agreement, as of the computation date noted above. The Borrower certifies that the following computation of the Borrowing Base was made in accordance with Section 4.1 of the Agreement and that as of the last day of the preceding computation period the Borrower has re-examined the terms and provisions of the Agreement and the Security Documents (as defined in the Agreement) and that to the best of its knowledge and belief, no Potential Default or Event of Default has occurred or, if any such Potential Default or Event of Default has occurred, a description of such Potential Default or Event of Default and the action, if any, taken by the Borrower to remedy the same are
specified                                                           hereinbelow:
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________.


        Status of Accounts Receivable, Machinery, Equipment and Inventory
                              as of _______________

1.       Total Accounts Receivable at                    $____________
         __________________

         Less Ineligibles
         (Including over 90 days from invoice or
         60 days from due date, contra offsets,
         affiliate and subsidiary sales,
         consignment sales, returned, rejected and
         repossessed goods, Bill and Hold and
         other ineligibles as per definition of
         Eligible Receivables.)                          $____________

2.       Net Accounts Receivable                         $____________

3.       85% of Net Accounts Receivable                            $____________

4.       Total Value of Eligible Inventory                         $____________

5.       50% of Value of Eligible Inventory*                       $____________

6.       Gross Inventory Amount minus
         Net Inventory Amount                                      $____________

7.       Line 6 cannot exceed**                                    $____________

8.       Total Value of Eligible Equipment                         $____________

9.       50% of Value of Eligible Equipment***                     $____________

10.      Total Borrowing Base (add lines
         3, 5, 7 and 9)                                            $____________

11.      Loans and Reimbursement
         Obligations outstanding as of
         status report date                                        $____________

12.      Undrawn amount of L/Cs outstanding
         as of status report date                                  $____________

13.      Total outstanding as of status
         report date (add lines 11 and 12)                         $____________

14.      Excess (shortfall) Collateral
         (subtract line 13 from line 10)                           $____________

* Not to exceed an amount equal to 60% of the sum of lines 3, 5 and 7 at any time.
** Not to exceed an amount equal to (i) $10,000,000 from December 28, 2000 to June 30, 2001, (ii) $5,000,000 from July 1, 2001 to September 30, 2001 and
(iii) $0  at  all  times  thereafter.
***Not to exceed an amount equal to (i) $25,000,000 from December 28, 2000 to December 30, 2001, (ii) $20,000,000 from January 1, 2002 to December 30, 2002 and (iii) $15,000,000 at all times thereafter.


Maverick Tube Corporation


By
Its___________________________________________________





                                    Exhibit E
                            Schedule of Subsidiaries



                    Name          State of Organization  Percentage of Ownership

Maverick Tube International, Inc.    Barbados                     100%

Maverick Investment Corporation      Delaware                     100%

Maverick Tube, L.P.                  Delaware                     100%

Maverick Tube (Canada) Inc.          Alberta                      100%

Maverick Exchangeco                  Nova Scotia                  100%
(Nova Scotia) ULC

Prudential Steel Ltd.                Alberta                      100%

Prudential Industries, Inc.          Delaware                     100%

Prudential Steel, Inc.               Washington                   100%

Longview Holding Corporation         Washington                   100%



* Maverick Tube, L.P. is a limited partnership in which Maverick Investment Corporation, as sole limited partner, has a 95% ownership and the Borrower, as sole general partner, has a 5% ownership interest.
**   100% owned by Maverick Tube (Canada) Inc.
***  100% owned by Prudential Steel Ltd.
**** 100% owned by Prudential Industries, Inc.


                                    Exhibit F
                            Maverick Tube Corporation
                             Compliance Certificate

This Compliance Certificate is furnished to Harris Trust and Savings Bank and the lenders from time to time party to the hereinafter defined Agreement (collectively, the "Banks") and Harris Trust and Savings Bank as agent (the "Agent") for the Banks, pursuant to that certain Amended and Restated Secured Credit Agreement dated as of December 28, 2000, by and among Maverick Tube Corporation, a Delaware corporation (the "Borrower"), the Agent and the Banks (the "Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

The Undersigned Hereby Certifies That:

1. I am the duly elected chief financial officer of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements sufficient for me to provide this Certificate;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Potential Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4.  If  attached   financial   statements  are  being   furnished   pursuant  to
Section 7.4(a) of the Agreement, Schedule 1 attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event:
____________________________________________________

____________________________________________________

The  foregoing  certifications,  together  with the  computations  set  forth in
Schedule 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ________ day of ____________, 20__.


                                              __________________________________





                                   Schedule 1

                            To Compliance Certificate
                            Maverick Tube Corporation

                           Compliance Calculations for

   Amended and Restated Secured Credit Agreement Dated as of December 28, 2000

                     Calculations as of ___________, ______

Section 7.8(a).  Maximum Total Funded Debt Ratio

(a)      Total Consolidated Funded Debt                            $____________
(b)      Adjusted EBITDA                                           $____________
(c)      Ratio of Line (a) to Line (b)                                   __ to 1
(d) Total Funded Debt Ratio for such period shall not be greater than 3.25 to 1

         Compliance....................Yes ______    No _____

Section 7.8(b).  Maximum Adjusted Funded Debt Ratio

(a)      Adjusted Consolidated Funded Debt                         $____________
(b)      Maverick EBITDA                                           $____________
(c)      Ratio of Line (a) to Line (b)                                  ___ to 1
(d) Adjusted Funded Debt Ratio for such period shall not be greater than 3.35 to 1 at December 31, 2000 and thereafter 3.25 to 1

         Compliance....................Yes ______    No _____

Section 7.9.  Minimum Adjusted EBITDA

(a)      Consolidated Net Income of Borrower                  $_______________
(b)      Consolidated Interest Expense of Borrower            $_______________
(c)      Depreciation of Borrower                             $_______________
(d)      Amortization of Borrower                             $_______________
(e)      Net Income of Prudential                             $_______________
(f)      Interest Expense of Prudential                       $_______________
(g)      Depreciation of Prudential                           $_______________
(h)      Amortization of Prudential                           $_______________
(i)      Fiscal Year 2000 Charges (if applicable)             $_______________
(j)      Adjusted EBITDA for relevant period
         (a) + (b) + (c) + (d) + (e) + (f) +
         (g) + (h) + (i)                                       $______________
(k)      Adjusted EBITDA for such period shall
         not be less than                                      $_______________

         Compliance....................Yes ______    No _____


         Section 7.10.  Minimum Consolidated Tangible Net Worth

(a)      Capital Stock                                        $_______________
(b)      Preferred Stock                                      $_______________
(c)      Capital in Excess of Par Value                       $_______________
(d)      Retained Earnings                                    $_______________
(e)      Intangible Assets                                    $_______________
(f)      Tangible Net Worth (a) +(b) +(c)+(d) -(e)            $_____________
(g)      Tangible Net Worth during such period shall
          not be less than                                    $_____________

         Compliance....................Yes ______    No _____

Section 7.11.  Maximum Leverage Ratio

(a)      Total Consolidated Funded Debt                       $_______________
(b)      Consolidated Stockholders Equity                     $_______________
(c)      Total Capitalization  (a) + (b)                      $_______________
(d)      Leverage Ratio             (a)/(c)                         _____ to 1
(e)      Leverage Ratio for such period
          shall not be greater than 0.5 to 1

         Compliance...................Yes _____    No ______


Section 7.12.  Minimum Interest Coverage Ratio

(a)      Adjusted EBITDA
          (period ended ________________)                        $____________
(b)      Capital Expenditures                                    $____________
(c)      (a) - (b)                                               $____________
(d)      Cash Consolidated Interest Expense
         (period ended _________)
                                                                 $____________
(e)      Interest Coverage Ratio
         (period ended _________)                    (c)/(d)       ___________
(f)      Interest Coverage Ratio for such
         period shall not be Less than                            _______ to 1

         Compliance....................Yes ______    No _____


Section 7.26.  Operating Leases

(a)      Operating leases (beginning of
         current fiscal year to date)                         $_______________
(b)      Operating leases for such fiscal
         year shall not be greater than                       $_______________

         Compliance...................Yes _____    No ______




                                    Exhibit G
                            Maverick Tube Corporation
                        Accounts Receivable Aging Report
                            as of ____________, 20__
                                ($000's omitted)

To:      Harris Trust and Savings Bank as Agent
         under the Amended and Restated Secured
         Credit Agreement hereinafter mentioned

Pursuant to the terms of that certain Amended and Restated Secured Credit Agreement (the "Agreement") dated as of December 28, 2000, among the undersigned (the "Borrower"), you, individually and as Agent thereunder, and the other Banks signatories thereto, the Borrower delivers to you the following accounts receivable aging report, as of the computation date noted above. The Borrower certifies that as of the last day of the preceding month the Borrower has re-examined the terms and provisions of the Agreement and the Security Documents (as defined in the Agreement) and that to the best of its knowledge and belief, no Potential Default or Event of Default has occurred or, if any such Potential Default or Event of Default has occurred, a description of such Potential Default or Event of Default and the action, if any, taken by the Borrower to
remedy         the        same        are         specified         hereinbelow:
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________.


Receivable Aging As Of:
         (By Invoice Date)

Current  ____%                    $_________
1-30                              ____               _________
31-60                             ____               _________
61-90                             ____               _________
Over 90  ____                       _________
Total Receivables                 100.0%             _________

                                         Current                        Prior
Ineligible Determination:                 Month                         Month

Over 90 Days Past Due.................$_________                      $________
Bill and Hold......................... _________                       ________
Credit Reasons........................ _________                       ________
Contra................................ _________                       ________
Dispute............................... _________                       ________
Government............................ _________                       ________
Foreign................................_________                       ________
Related................................_________                       ________
Tainted (Other Customers).............._________                       ________
Other.................................._________                       ________
Total Ineligibles......................$________                      $________



The Borrower agrees to furnish such additional information as the Agent or Banks shall require with respect to the Accounts. The Banks may additionally require the Borrower to deliver to the Banks such lists, descriptions and designations of Inventory of the Borrower as may be required to identify the nature, extent, value and location of the Borrower's Inventory.

The information above, to the best of the Borrower's knowledge and belief, Does Not contain any untrue statement of material fact or omit a material fact, either individually or in aggregate, that would make the information or any attached exhibits misleading.

Maverick Tube Corporation


By:
Its:________________________________________________










                                    Exhibit H
                            Environmental Disclosure


1. Seller and the Pennsylvania Department of Environmental Protection entered into a Consent Order and Agreement dated September 29, 1995 under which Seller agreed to investigate environmental conditions at the entire Beaver Falls facility. Seller compiled the results of its investigation into a Baseline Environmental Report which it submitted to DEP in August 1997. Seller submitted a Groundwater Environmental Baseline Report to DEP in May 1998. As of the date of this Agreement, Seller and DEP are working on a revised consent order and agreement which will incorporate the results of Seller's investigations and define Seller's cleanup obligations, if any, which are necessary to obtain liability protection under the Pennsylvania Land Recycling and Environmental Remediation Standards Act.

2. Seller currently has NPDES Permit Number PA020583 to discharge stormwater and treated processed wastewater to the Beaver River. Seller is currently negotiating approval to discharge processed wastewater through conveyances in the Borough of West Mayfield and the City of Beaver Falls into the Beaver Falls sewage treatment plants.

3. See also the audit report entitled "Environmental Compliance Audit, Main Plant, PMAC, Ltd., Beaver Falls, Pennsylvania" prepared by SE Technologies, Inc., performed in March and April, 1998 for Seller and listed on Schedule 5.6(a) to the Asset Purchase Agreement.

4. Asbestos or asbestos-containing materials are located in furnace and transite panels in the facilities and asbestos or asbestos-containing materials are potentially located in the roof of the south mill.

5. Letter dated April 14, 1998, from Solicitor of Borough of West Mayfield notifying Seller of requirement that additional tap-ins be granted. By letter dated July 28, 1998, the DEP approved the West Mayfield sewage facility planning module for discharge from the Facilities.




                                                     Exhibit I


                                                    7.14. Liens




       No.                                             Secured Party/Lessor

        1.         Forum Financial Group, Inc.

        2.         Associates Commercial Corporation

        3.         Hyster Credit Company

        4.         ICX Corporation

        5.         Texas Central Bank, N.A. as Assignee from Forum
                    Financial Group, Inc.

        6.         Mirex Corporation

        7.         IKON Office Solutions - Cannon Division

        8.         Computer Sales International, Inc.

        9.         Siemens Credit Corporation

       10.         C. Jim Stewart & Stevenson, Inc.

       11.         Texas Copy Systems, Inc.

       12.         Hoss Equipment

       13.         Safeco Credit Co., Inc.

       14.         Associates Leasing, Inc.

       15.         C.I.T. Leasing Corporation

The property subject to liens of the secured party/lessors above consists of specific leased mechanical, electronic and computer equipment and, in the case of C.I.T. Leasing Corporation a leased 1986 Beechcraft King Air Model 300 aircraft, serial number FA-111, Number N510WR.


                                    Exhibit J
                               7.15. Indebtedness



                 Name                  Date   Original Principal     Collateral

Beaver    County    Corporation    for June 2000  $250,000       Pickle House in
Economic Development BDF Term Loan                                  Pennsylvania


Beaver    County    Corporation    for June 2000  $250,000       Pickle House in
Economic Development EZ-BDF Term Loan                               Pennsylvania






                                    Exhibit K

                           7.24. Special Restrictions


Under the Credit Facility Agreement dated December 27, 2000 between Royal Bank of Canada and Prudential, Prudential is prohibited form declaring or paying dividends to any entity, including the Borrower, if such payment would reduce consolidated shareholders equity of Prudential to below Canadian $145,000,000.